Filed Pursuant to Rule 424(b)(2)
Registration No. 333-219293

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.875% Senior Notes due 2027	$300,000,000	100%	$300,000,000	$36,360.00 (1)
Guarantees of 6.875% Senior Notes due 2027	(2)	(2)	(2)	(2)

(1)	Calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to these guarantees.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 14, 2017

$300,000,000

6.875% Senior Notes due 2027

The notes offered hereby will bear interest at the rate of 6.875% per year. Interest on the notes is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2019. The notes will mature on June 15, 2027. The notes may be redeemed, in whole at any time or in part from time to time, at our option, at the redemption prices described in this prospectus supplement.

The notes will be unconditionally guaranteed, jointly and severally, by certain of our operating subsidiaries on a senior unsecured basis. The notes will be senior unsecured obligations of KB Home and will rank equally with all of our other unsecured and unsubordinated indebtedness. If we undergo a change of control, under certain circumstances, we may be required to make an offer to repurchase all outstanding notes offered hereby at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the repurchase date.

Concurrently with this offering, under a separate prospectus supplement, we are offering $100.0 million aggregate principal amount in an additional issuance of our existing series of 7.625% Senior Notes due 2023 (the “new 2023 notes”) in an underwritten public offering. The closing of this offering of notes is not conditioned on the closing of the concurrent offering of the new 2023 notes, and the closing of the concurrent offering of the new 2023 notes is not conditioned on the closing of this offering of notes. In addition, we may sell more or fewer new 2023 notes depending on market conditions.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public Offering Price (1)	100.000%	$300,000,000
Underwriting Discount	1.000%	$3,000,000
Proceeds to KB Home (before estimated expenses)	99.000%	$297,000,000

(1)	Plus accrued interest (if any) from February 20, 2019 to the date of delivery.

Delivery of the notes is expected to be made to investors through the book-entry facilities of The Depository Trust Company on or about February 20, 2019.

Joint Book-Running Managers

Deutsche Bank Securities	BofA Merrill Lynch	Citigroup	Credit Suisse

Co-Managers

BNP Paribas
MUFG	Wells Fargo Securities
TCB Capital Markets

The date of this prospectus supplement is February 5, 2019.

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated or deemed incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor any of the underwriters have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such filed free writing prospectus may be used only for the purposes for which they have been prepared, in each case as set forth herein or therein. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated or deemed incorporated by reference in this prospectus supplement, the accompanying prospectus, any such filed free writing prospectus and the documents incorporated or deemed incorporated by reference herein and therein is accurate only as of its respective date or the date that is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of notes and also adds to or updates information contained in the accompanying prospectus and the documents incorporated or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” below.

When this prospectus supplement uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home, a Delaware corporation, and its subsidiaries unless otherwise stated or the context otherwise requires.

Our fiscal year ends on November 30. When this prospectus supplement refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus supplement or the accompanying prospectus or in the documents incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, whether it is a single-family home or other type of residential property, and references to our homebuilding revenues and similar references refer principally to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein or therein concerning the housing market, the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

If the information contained in this prospectus supplement differs in any way from the information contained in the accompanying prospectus or any document incorporated or deemed incorporated herein and therein by reference, you should rely on the information contained in this prospectus supplement, except to the extent updated and superseded as described under the heading “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC. This prospectus supplement and the accompanying prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We have filed and will file proxy statements, annual, quarterly and current reports, and other information with the SEC. Such material is available at the SEC’s website at www.sec.gov. Such material is also available on our website at http://investor.kbhome.com. However, any information on our website which is not expressly incorporated by reference into this prospectus supplement is not a part of this prospectus supplement or the accompanying prospectus.

S-ii

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede such information. We incorporate by reference into this prospectus supplement (i) our Annual Report on Form 10-K for the year ended November 30, 2018, filed with the SEC on January 24, 2019, (ii) our Current Report on Form 8-K filed with the SEC on January 29, 2019, and (iii) any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon request and at no cost to such person, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310) 231-4000.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following is a brief summary of the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein. It does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, including the “Risk Factors” and the financial statements and the related notes included elsewhere or incorporated by reference herein or therein, before making a decision with respect to an investment in the notes.

KB HOME

We are one of the largest and most recognized homebuilding companies in the United States, with operations in the following regions and states: West Coast—California and Washington; Southwest—Arizona and Nevada; Central—Colorado and Texas; and Southeast—Florida and North Carolina. We are incorporated in Delaware and listed on the New York Stock Exchange under the ticker symbol “KBH.” Our principal executive offices are located at 10990 Wilshire Boulevard, Los Angeles, California 90024. Our telephone number is (310) 231-4000.

RECENT DEVELOPMENT

Retirement of 1.375% Convertible Senior Notes due 2019

On February 1, 2019, we repaid in full the $230.0 million aggregate principal amount of our 1.375% Convertible Senior Notes due 2019 at maturity using internally generated cash and borrowings from our revolving credit facility (such transactions collectively, the “Convertible Senior Notes Repayment”).

CONCURRENT NOTES OFFERING

Concurrently with this offering of notes, under a separate prospectus supplement, we are offering $100.0 million aggregate principal amount in an additional issuance of our existing series of 7.625% Senior Notes due 2023 (the “new 2023 notes”) in an underwritten public offering (the “concurrent notes offering”). We may sell more or fewer new 2023 notes in the concurrent notes offering depending on market conditions. The closing of this offering of notes is not conditioned on the closing of the concurrent offering of new 2023 notes, and the closing of the concurrent offering of new 2023 notes is not conditioned on the closing of this offering of notes. The foregoing description and other information regarding the concurrent offering of new 2023 notes is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any new 2023 notes, and no part of the concurrent offering of new 2023 notes is incorporated by reference in this prospectus supplement.

OFFERING SUMMARY

The summary below describes the principal terms of the notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus, before making an investment in the notes. In this section, “KB Home,” “we,” “our,” and “us” mean KB Home excluding our subsidiaries, unless otherwise stated or the context otherwise requires.

Issuer	KB Home, a Delaware corporation.

The Notes	$300.0 million aggregate principal amount of 6.875% Senior Notes due 2027.

Maturity	June 15, 2027.

Interest Rate	6.875% per year, accruing from February 20, 2019.

Interest Payment Dates	Every six months on June 15 and December 15.

First payment: June 15, 2019.

Guarantees	Payment of principal of and premium, if any, and interest on the notes offered hereby will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our operating subsidiaries, which we refer to as the “guarantors.” Each of these guarantors is also required to guarantee, on a senior unsecured basis, our outstanding 4.75% Senior Notes due 2019, 8.00% Senior Notes due 2020, 7.000% Senior Notes due 2021, 7.5% Senior Notes due 2022 and 7.625% Senior Notes due 2023 (collectively, our “existing senior notes”), and our obligations under our $500.0 million unsecured revolving credit facility (our “revolving credit facility”). Under certain circumstances, any or all of the guarantors may be released from their guarantees of the notes offered hereby, and other subsidiaries of KB Home may or may not be required to guarantee the notes. Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes and our revolving credit facility. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to all of our guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. See “Description of Debt Securities—Guarantees” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

Ranking	The notes offered hereby will be our unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness including, without limitation, our existing senior notes and our revolving credit facility. Your right to payment under the notes and guarantees offered hereby will be:

•

structurally subordinated to all existing and future indebtedness, trade payables, guarantees and other liabilities of our subsidiaries that are not guarantors of the notes, which we refer to herein as “non-guarantor subsidiaries.” Non-guarantor subsidiaries had approximately $215.3 million of liabilities outstanding, excluding intercompany liabilities, as of November 30, 2018; and

•

effectively subordinated to all our existing and future secured indebtedness, and all of our guarantors’ existing and future secured indebtedness, the aggregate principal amount of which indebtedness was approximately $40.0 million at November 30, 2018, comprised principally of indebtedness secured by purchase money mortgages on real property, to the extent of the value of the assets securing such indebtedness.

See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” and “Description of Debt Securities—Holding Company Structure” in the accompanying prospectus.

Use of Proceeds	We estimate the net proceeds from the sale of the notes offered hereby will be approximately $296.0 million after deducting the underwriting discount and our estimated expenses relating to the offering. We intend to use the net proceeds from this offering and the concurrent notes offering, if consummated, towards the retirement of our 4.75% Senior Notes due 2019, by redemption on the optional redemption terms specified for such notes, purchase or repayment at maturity on May 15, 2019. See “Use of Proceeds” in this prospectus supplement.

Optional Redemption	We may redeem the notes, in whole at any time or in part from time to time, at our option. Prior to December 15, 2026 (the date that is six months prior to the maturity of the notes) (the “par call date”), the redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the par call date (exclusive of interest accrued to the applicable redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the applicable redemption date. On or after December 15, 2026 (the date that is six months prior to the maturity of the notes) and until maturity, the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to, but excluding, the applicable redemption date. See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Certain Covenants	Under the indenture that will govern the notes offered hereby, we have agreed to certain restrictions on secured debt, sale and leaseback transactions and mergers, consolidations and transfers of substantially all of our assets. However, these covenants are subject to a number of important exceptions and limitations, and you should carefully review the information with respect to these covenants and the related definitions appearing in the accompanying prospectus under “Description of Debt Securities—Certain Covenants,” “Description of Debt Securities—Consolidation, Merger and Sale of Assets” and “Description of Debt Securities—Certain Definitions.”

Offer to Repurchase Upon a Change of Control Triggering Event
If a change of control triggering event occurs, we generally will be required to make an offer to repurchase all outstanding notes offered hereby at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control Offer” in this prospectus supplement.

Book-Entry Notes

The notes offered hereby will be issued in book-entry form and represented by one or more global notes deposited with a custodian for The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee. See “Description of Debt Securities—Book-Entry; Delivery and Form” in the accompanying prospectus.

Certain U.S. Federal Income Tax Considerations	For a summary of certain U.S. federal income tax considerations relevant to the holding and disposing of the notes, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risk Factors	You should carefully review the information in this prospectus supplement under the caption “Risk Factors,” as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein or therein, in evaluating an investment in the notes offered hereby.

Listing; No Prior Market	We currently do not intend to list the notes offered hereby on any securities exchange. There is currently no market for the notes and there can be no assurance that one will develop or be maintained. See “Underwriting” in this prospectus supplement.

Concurrent Notes Offering	Concurrently with this offering of notes, under a separate prospectus supplement, we are offering $100.0 million aggregate principal amount of new 2023 notes in an underwritten public offering. The closing of this offering of notes is not conditioned on the closing of the concurrent offering of new 2023 notes, and the closing of the concurrent offering of new 2023 notes is not conditioned on the closing of this offering of notes. In addition, we may sell more or fewer new 2023 notes in the concurrent notes offering depending on market conditions. See “Prospectus Supplement Summary—Concurrent Notes Offering” in this prospectus supplement.

Trustee, Paying Agent, Registrar	U.S. Bank National Association

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements that we may make or provide concerning future financial or operating performance (including, without limitation, future revenues, community count, homes delivered, net orders, selling prices, sales pace per new community, expenses, expense ratios, housing gross profits, housing gross profit margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of our backlog (including amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries), the value of our net orders, potential future asset acquisitions and the impact of completed acquisitions, future share issuances or repurchases, future debt issuances, repurchases or redemptions and other possible future actions are also forward-looking statements as defined by the Act. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements. In addition, forward-looking and other statements contained or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus that express or contain opinions, views or assumptions about market or economic conditions; the success, performance, effectiveness and/or relative positioning of our strategies, initiatives or operational activities; and other matters, may be based in whole or in part on general observations of our management, limited or anecdotal evidence and/or business or industry experience without in-depth or any particular empirical investigation, inquiry or analysis.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; population growth, household formations and demographic trends; conditions in the capital, credit and financial markets; our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms; the execution of any share repurchases pursuant to our board of directors’ authorization; material and trade costs and availability; changes in interest rates; our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule; our compliance with the terms of our revolving credit facility; volatility in the market price of our common stock; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition from other sellers of new and resale homes; weather events, significant natural disasters and other climate and environmental factors; present or future failures of lawmakers to agree on a budget or appropriation legislation to fund the federal government’s operations, and financial markets’ and businesses’ reactions to such failures; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (the “TCJA”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, tax benefits associated with purchasing and owning a home, the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including those resulting from regulatory guidance and interpretations issued with respect to the TCJA; changes in U.S. trade policies, including the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; the availability and cost of land in desirable areas and our ability to timely develop acquired land parcels and open new home communities; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets; our operational and investment concentration in markets in California; consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers; our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California; our ability to successfully implement our returns-focused growth plan and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt to capital ratio and other financial and operational targets and objectives; income tax expense volatility associated with stock-based compensation; the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services; the performance of mortgage lenders to our homebuyers; the performance of KBHS Home Loans, LLC, our mortgage banking joint venture with Stearns Lending, LLC; information technology failures and data security breaches; and other events outside of our control. See our Annual Report on Form 10-K for the fiscal year ended November 30, 2018 and our other filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our business.

RISK FACTORS

An investment in the notes offered hereby involves certain risks. You should carefully consider the risks and uncertainties described below before investing in the notes, as well as the risks and uncertainties described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. The following important factors could adversely impact our homebuilding and financial services operations, and our consolidated financial statements. These factors could cause our actual results to differ materially from the forward-looking and other statements that we make in this prospectus supplement and the accompanying prospectus, and the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. However, these are not the only risks and uncertainties that we face. The market or trading price of the notes could decline due to any of these risks or uncertainties, and you may lose all or part of your investment. You are also cautioned that some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are “forward-looking statements” and are subject to risks, uncertainties and assumptions. See “Forward-Looking Statements” in this prospectus supplement.

Risk Factors Relating to KB Home

For a discussion of risks and uncertainties relating to KB Home and our business, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risk Factors Relating to the Notes

Your right to receive payments on the notes will be effectively subordinated to the rights of any existing or future secured creditors of our company. Further, the guarantees of these notes will be effectively subordinated to all of our guarantors’ existing or future secured indebtedness.

Your right to receive payments on the notes will be effectively subordinated to the rights of any existing or future secured creditors of ours, and the guarantees of the notes will be effectively subordinated to all of our guarantors’ existing or future secured indebtedness, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our assets in any insolvency, foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a priority claim to those of our or our guarantors’ assets that constitute their collateral. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors.

The notes will initially be guaranteed by certain of our subsidiaries. A portion of our revenue and income is generated by, and a portion of our assets is held by, the non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 8% of our consolidated revenues during the fiscal year ended November 30, 2018, and the non-guarantor subsidiaries held approximately 9% of our consolidated assets at November 30, 2018. For further information, you should review note 22 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and includes condensed consolidating financial statements that separately present information regarding the results of operations and financial condition of the guarantor and non-guarantor subsidiaries.

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including our existing senior notes and the notes offered hereby. Our subsidiaries are separate and distinct legal entities and the non-guarantor subsidiaries have no obligation to make payments on the notes offered hereby or to make any funds available for that purpose. In addition, dividends, loans, or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, are dependent upon the results of operations of our subsidiaries and are subject to other business considerations.

Because of our holding company structure, the notes will be structurally subordinated to all existing and future liabilities of the non-guarantor subsidiaries. These liabilities may include, among others, indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any non-guarantor subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are allowed claims as a creditor of a non-guarantor subsidiary, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to claims held by us. As of November 30, 2018, the non-guarantor subsidiaries had approximately $215.3 million of liabilities outstanding, excluding intercompany liabilities, to which the notes would be structurally subordinated.

The notes will also be effectively subordinated to our existing and future secured indebtedness and the guarantees will be effectively subordinated to the existing and future secured indebtedness of the guarantors of the notes. The aggregate principal amount of such existing indebtedness was approximately $40.0 million at November 30, 2018 and was comprised principally of indebtedness secured by purchase money mortgages on real property.

Each guarantor of the notes offered hereby is also required to guarantee, on a senior unsecured basis, our existing senior notes and our obligations under our revolving credit facility. Each guarantor’s guarantee of the notes offered hereby will rank equally with all other unsecured and unsubordinated indebtedness and guarantees of that guarantor, including its guarantees of our borrowings and other obligations under our existing senior notes and our revolving credit facility. Adjusted for the Convertible Senior Notes Repayment, as of November 30, 2018, we had $1.8 billion aggregate principal amount outstanding of existing senior notes, $60.0 million of outstanding borrowings under our revolving credit facility, and

$28.0 million of letters of credit outstanding under our revolving credit facility. Your right to payment under the guarantees of the notes offered hereby will be effectively subordinated to the secured indebtedness of the guarantors of the notes to the extent of the value of the assets securing such indebtedness, as described above.

Although our revolving credit facility imposes certain limitations on our ability to incur indebtedness which may affect our liquidity, the indenture that will govern the notes offered hereby does not contain any limitation on the amount of unsecured liabilities, including indebtedness and guarantees, that we and our subsidiaries may incur in the future. See “—Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above” and “—Failure to comply with the restrictions and covenants imposed by our revolving credit facility could restrict future borrowing or cause any outstanding indebtedness to become immediately due and payable.”

Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

The notes will initially be guaranteed by the guarantors and, under certain circumstances, other subsidiaries of ours may or may be required to guarantee the notes. Any of these guarantees may be subject to review as fraudulent transfers under federal bankruptcy law and comparable provisions of state fraudulent transfer laws in the event a bankruptcy or reorganization case is commenced by or on behalf of one of the guarantors or if a lawsuit is commenced against one of the guarantors by or on behalf of an unpaid creditor of such guarantor. Although the elements that must be found for a guarantee to be determined to be a fraudulent transfer vary depending upon the law of the jurisdiction that is being applied, as a general matter, if a court were to find that, at the time any guarantor issued its guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee, and

(i)	was insolvent or rendered insolvent by reason of issuing the guarantee; or

(ii)	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

(iii)	intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under such guarantee, subordinate the guarantee to the guarantor’s other debt or take other action detrimental to you and the guarantees of the notes, including directing the return of any payments received from the guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt or issued its guarantee:

•	the present fair value of its assets was less than the amount that would be required to pay its liabilities on its existing debts, including contingent liabilities; or

•	it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether or not the guarantors were solvent at a relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. Any guarantee could also be subject to the claim that, because the guarantee was incurred for our benefit, and only indirectly for the benefit of the applicable guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration or reasonably equivalent value.

Corporate benefit laws and other limitations on guarantees may adversely affect the validity and enforceability of the guarantees of the notes.

The guarantees by the guarantors provide the holders of the notes with a direct claim against the assets of the guarantors. The guarantees, however, will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, voidable or otherwise ineffective under applicable law. This limit may not be effective to protect such guarantees from being voided under fraudulent transfer laws. This limit may also eliminate any guarantor’s obligations or reduce such guarantor’s obligations to an amount that effectively makes the guarantee worthless.

In addition, enforcement of any of these guarantees against any guarantor will be subject to certain defenses available to guarantors generally. These laws and defenses include those that relate to fraudulent conveyance or transfer (as described in the preceding risk factor), voidable preference, corporate purpose or benefit, preservation of share capital, thin capitalization and regulations or defenses affecting the rights of creditors generally. If one or more of these laws and defenses are applicable, a guarantor may have no liability or reduced liability under its guarantee.

The guarantors may be released from their guarantees of the notes under certain circumstances.

Any or all of the guarantors of the notes may be released from their respective guarantees under certain circumstances specified in the indenture that will govern the notes. If this were to occur, holders of the notes would be structurally subordinated to the liabilities of such released guarantors, as described above, which could have a material adverse effect on the value of the notes. See “Description of the Notes—General” in this prospectus supplement and “Description of Debt Securities—Guarantees” in the accompanying prospectus.

All of our currently outstanding unsecured indebtedness is scheduled to mature prior to the notes offered hereby.

As of the date of this prospectus supplement, we have $1.8 billion aggregate principal amount of existing senior notes outstanding that will rank equally with the notes offered hereby. Based on the stated maturities of our existing senior notes as set forth in “Capitalization,” all of these existing senior notes are scheduled to mature prior to the stated maturity of the notes offered hereby.

We may not be able to repurchase the notes upon a change of control triggering event.

If a change of control triggering event (as defined in “Description of the Notes” in this prospectus supplement) occurs, we generally will be required to make an offer to each holder of the notes to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control triggering event, we cannot assure you that we would have sufficient financial resources available to repurchase the notes in cash at such time.

The terms governing our existing senior notes provide for a similar offer to repurchase requirement with respect to the applicable series of securities. As of the date of this prospectus supplement, the aggregate principal amount of our 4.75% Senior Notes due 2019, 8.00% Senior Notes due 2020, 7.000% Senior Notes due 2021, 7.5% Senior Notes due 2022 and 7.625% Senior Notes due 2023 notes is $400.0 million, $350.0 million, $450.0 million, $350.0 million, and $250.0 million, respectively. Our failure to repurchase these securities to the extent required would result in a default under the applicable securities, which could, in turn, result in defaults under our revolving credit facility and our other debt agreements, and have material adverse consequences for us and the holders of the notes offered hereby.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes.

While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. As described under “Description of the Notes—Change of Control Offer” in this prospectus supplement, if a change of control triggering event occurs, we generally will be required to make an offer to each holder of the notes to repurchase their notes at 101% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date. However, the definition of the term “change of control triggering event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes, but that would not constitute a change of control triggering event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment.

Additionally, Delaware courts have held that incumbent directors are permitted to approve as a continuing director of a board any person, including one nominated by a dissident stockholder and not recommended by the board, as long as the approval is granted in good faith and in accordance with the board’s fiduciary duties, and that incumbent directors would be breaching their fiduciary duties if such approval was withheld without a reasonable basis. Accordingly, a holder of notes may not be able to require us to repurchase notes as a result of the change in the composition of the directors on our board. Moreover, certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board’s fiduciary duties. If such a provision were found unenforceable, holders would not be able to require us to repurchase notes as a result of a change of control resulting from a change in the composition of our board. See “Description of the Notes—Change of Control Offer” in this prospectus supplement.

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness, including secured debt, in the future, subject to certain limitations as described in the risk factor below. The terms of the indenture governing the notes do not fully prohibit us or our subsidiaries from doing so. See “Description of Debt Securities—Certain Covenants” in the accompanying prospectus. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay the principal of and interest on the notes, or to repurchase the notes following the occurrence of a change of control triggering event, and our creditworthiness generally. In addition, if we incur any additional indebtedness that ranks pari passu with the notes offered hereby, the holders of such debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our existing debt levels, the related risks that we and our subsidiaries now face could intensify.

Failure to comply with the restrictions and covenants imposed by our revolving credit facility could restrict future borrowing or cause any outstanding indebtedness to become immediately due and payable.

Under the terms of our revolving credit facility, we are required, among other things, to maintain compliance with various covenants, including financial covenants relating to tangible net worth, leverage, and liquidity or interest coverage. The revolving credit facility is also governed by a borrowing base requirement and includes a limitation on investments in joint ventures and non-guarantor subsidiaries. If we fail to comply with these restrictions or covenants, the participating financial institutions could terminate the revolving credit facility, cause borrowings under the revolving credit facility, if any, to become immediately due and payable and/or demand that we compensate them for waiving instances of noncompliance. In addition, under certain circumstances, a default under the revolving credit facility could cause a default with respect to our existing senior notes and the notes offered hereby and result in the acceleration of the maturity of our existing senior notes and the notes, and our inability to borrow under the revolving credit facility, which would have a material adverse impact on our liquidity and on our consolidated financial statements. Moreover, we may need to curtail our investment activities and other uses of cash to maintain compliance with the restrictions and covenants under the revolving credit facility. For further information regarding our revolving credit facility, you should review “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and note 13 to our consolidated financial statements, in each case, included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The notes may not have an active market, so you may be unable to sell your notes at the price you desire or at all.

The notes are a new issue of securities for which there is currently no active trading market. We cannot assure you that a trading market for the notes will develop or, if a trading market develops, that it will be maintained, that you will be able to sell any of the notes at a particular time (if at all) or that the prices you receive if or when you sell the notes will be above their initial offering price. In addition, we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without notice.

Moreover, even if you are able to sell your notes, you may not receive a favorable price for your notes. Any future trading prices of the notes could be subject to significant fluctuation and will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, our prospects or the prospects for companies in our industry generally, the market for similar securities, the supply of notes trading in the secondary market, actual or anticipated governmental or Federal Reserve actions or policies and general economic conditions. These factors are interrelated in complex and unpredictable ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. In addition, there may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

Changes in our credit ratings may adversely affect the value of the notes.

Any credit ratings applied to the notes are an assessment of our ability to pay our obligations, including obligations under the notes. Ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of a rating may be obtained from the relevant rating agency. Ratings are not recommendations to buy, sell or hold securities, and there can be no assurance that ratings will remain in effect for any given period of time or that ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Each rating should be evaluated independently of any other rating. The assignment by any such rating agency of a rating on the notes lower than the rating expected by investors or actual or anticipated changes or downgrades in our credit ratings, including on our existing senior notes or the notes, such as an announcement that our ratings are under further review for a downgrade, could adversely affect the market value or liquidity of your notes and increase our corporate borrowing costs.

In the event of a bankruptcy, holders may not have a claim with respect to original issue discount, if any, on the notes constituting “unmatured interest” under the U.S. Bankruptcy Code.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the principal amount of each note offered hereby in excess of its issue price (i.e., original issue discount), if any, is treated as unmatured interest to the extent not amortized as of the date of the bankruptcy filing. The claim of a holder of a note in a bankruptcy proceeding in respect of the notes with respect to this original issue discount, if any, would be limited to the unpaid portion thereof that had accreted prior to the date of the commencement of the bankruptcy case. Holders of notes would not be entitled to receive any additional portion of the original issue discount, if any, that accreted through the duration of a bankruptcy proceeding. For information regarding original issue discount, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the notes offered hereby will be approximately $296.0 million after deducting the underwriting discount and our estimated expenses relating to the offering. We estimate that the net proceeds from the concurrent notes offering will be approximately $103.9 million after deducting the underwriting discount and our estimated expenses relating to such offering. The closing of this offering of notes is not conditioned on the closing of the concurrent offering of new 2023 notes, and the closing of the concurrent offering of new 2023 notes is not conditioned on the closing of this offering of notes. We intend to use the net proceeds from this offering and the concurrent notes offering, if consummated, towards the retirement our 4.75% Senior Notes due 2019, of which $400.0 million aggregate principal amount was outstanding as of the date of this prospectus supplement, by redemption on the optional redemption terms specified for such notes, purchase or repayment at maturity on May 15, 2019. Our 4.75% Senior Notes due 2019 bear interest at a rate of 4.75% per annum. Any purchases of our 4.75% Senior Notes due 2019 may be made through open market transactions, privately negotiated transactions, tender offers or otherwise. See “Underwriting” in this prospectus supplement for information about holding of our 4.75% Senior Notes due 2019 by certain of the underwriters and/or their affiliates.

CAPITALIZATION

The following table shows our cash and cash equivalents and total capitalization at November 30, 2018:

•	on an actual basis; and

•

on an adjusted basis to reflect the Convertible Senior Notes Repayment, the issuance and sale of the notes offered hereby, the issuance and sale of the new 2023 notes offered in the concurrent notes offering, and the retirement of all outstanding 4.75% Senior Notes due 2019.

You should read this table in conjunction with (i) “Selected Consolidated Financial Data” and “Use of Proceeds” appearing elsewhere, or incorporated by reference, in this prospectus supplement, (ii) the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is incorporated by reference in this prospectus supplement, and (iii) the financial statements and notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is also incorporated by reference in this prospectus supplement and the accompanying prospectus.

	At November 30, 2018
	Actual(1)	As Adjusted(2)
	(In thousands)
Cash and cash equivalents	$574,359	$404,609
Notes payable
Revolving credit facility(3)	$—	$60,000
Mortgages and land contracts due to land sellers and other loans	40,038	40,038
4.75% Senior Notes due 2019(4)	399,483	—
8.00% Senior Notes due 2020(5)	347,790	347,790
7.000% Senior Notes due 2021(6)	447,359	447,359
7.5% Senior Notes due 2022(7)	347,731	347,731
7.625% Senior Notes due 2023(8)	248,074	353,324
1.375% Convertible Senior Notes due 2019(9)	229,788	—
Notes offered hereby	—	300,000

Total Notes payable	2,060,263	1,896,242

Total stockholders’ equity	2,087,500	2,087,500

Total capitalization	$4,147,763	$3,983,742

(1)	Audited; amounts in this column reflect rounding.
(2)

Unaudited; amounts in this column reflect rounding and the completion of the Convertible Senior Notes Repayment and assume the receipt of net proceeds, after deducting the underwriting discount and our estimated expenses, from the issuance of $300.0 million in aggregate principal amount of notes at par in this offering and the issuance of $100.0 million in aggregate principal amount of new 2023 notes at 105.250% in the concurrent notes offering, and the repayment of the principal upon redemption of our outstanding 4.75% Senior Notes due 2019.

(3)

The “As Adjusted” amount reflects a $60.0 million draw under our revolving credit facility funded on January 30, 2019. An additional $80.0 million draw under our revolving credit facility is scheduled to fund on February 6, 2019.

(4)

Represents carrying amount, with the Actual amount of $400.0 million being the principal amount of the outstanding 4.75% Senior Notes due 2019 at November 30, 2018 and the As Adjusted amount of $0 assuming redemption of all outstanding 4.75% Senior Notes due 2019. While we presently intend to retire our 4.75% Senior Notes due 2019 with proceeds of this offering and the concurrent notes offering, if consummated, we are not obligated to redeem our 4.75% Senior Notes due 2019. We may, at our option, elect to retire our 4.75% Senior Notes due 2019 by means other than redemption, which may result in related costs that are greater or less than costs associated with a redemption. See “Use of Proceeds” in this prospectus supplement.

(5)	Represents carrying amount, with principal amount of $350.0 million.
(6)	Represents carrying amount, with principal amount of $450.0 million.
(7)	Represents carrying amount, with principal amount of $350.0 million.
(8)

Represents carrying amount, with the Actual principal amount of $250.0 million and the As Adjusted principal amount of $350.0 million assuming the issuance of $100.0 million in aggregate principal amount of new 2023 notes at 105.250% in the concurrent notes offering.

(9)	Represents carrying amount, with the Actual principal amount of $230.0 million and the As Adjusted principal amount of $0 as adjusted for the Convertible Senior Notes Repayment.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial information from our audited consolidated financial statements as of and for the fiscal years ended November 30, 2018, 2017, 2016, 2015 and 2014. You should read the selected consolidated financial data presented below in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Fiscal Year Ended November 30,
	2018	2017	2016	2015	2014
	(in Thousands, Except Per Share Amounts)
Homebuilding:
Revenues	$4,533,795	$4,356,265	$3,582,943	$3,020,987	$2,389,643
Operating income	345,721	283,403	152,401	138,621	115,969
Total assets	5,061,191	5,029,158	5,121,125	5,072,877	4,846,083
Notes payable	2,060,263	2,324,845	2,640,149	2,601,754	2,550,622

Financial Services:
Revenues	$13,207	$12,264	$11,703	$11,043	$11,306
Operating income	9,363	8,834	7,886	7,332	7,860
Total assets	12,380	12,357	10,499	14,028	10,486

Consolidated:
Revenues	$4,547,002	$4,368,529	$3,594,646	$3,032,030	$2,400,949
Operating income	355,084	292,237	160,287	145,953	123,829
Net income(a)	170,365	180,595	105,615	84,643	918,349
Total assets	5,073,571	5,041,515	5,131,624	5,086,905	4,856,569
Notes payable	2,060,263	2,324,845	2,640,149	2,601,754	2,550,622
Stockholders’ equity	2,087,500	1,926,311	1,723,145	1,690,834	1,595,910

Diluted earnings per share	$1.71	$1.85	$1.12	$.85	$9.25

Cash dividends declared per common share	$.10	$.10	$.10	$.10	$.10

(a)

Net income for the year ended November 30, 2018 included a non-cash charge of $112.5 million to income tax expense for TCJA-related impacts. Net income for the year ended November 30, 2014 included the impact of an $825.2 million deferred tax asset valuation allowance reversal in the 2014 fourth quarter, which represented the reversal of all but $41.2 million of our deferred tax asset valuation allowance.

DESCRIPTION OF THE NOTES

We will issue the notes offered hereby under a base indenture dated as of January 28, 2004, as amended and supplemented, between us, the Guarantors (as defined in the accompanying prospectus under “Description of Debt Securities—Certain Definitions”) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee (the “Trustee”), which we refer to as the “Indenture.”

The notes offered hereby are a series of “senior debt securities” and the Indenture is the “senior indenture” referred to in the accompanying prospectus under the heading “Description of Debt Securities.” Certain terms of the notes will be set forth in an officers’ certificate and guarantors’ officers’ certificate. This description of the notes supplements and, to the extent it is inconsistent, replaces only with respect to the notes offered hereby the description of the general terms and provisions of the debt securities, the senior debt securities and the senior indenture that appears in the accompanying prospectus under the heading “Description of Debt Securities” to which description reference is made and which you should read. The following description of selected terms of the notes and the Indenture is not complete and is qualified in its entirety by reference to the Indenture, the officers’ certificate and guarantors’ officers’ certificate governing the terms of the notes and the form of certificate evidencing the notes, copies of which have been or will be filed as exhibits to the registration statement of which the accompanying prospectus is a part or to the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We urge you to read these documents in their entirety, as they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find More Information” in this prospectus supplement.

Some of the terms, whether or not capitalized, used in this description are defined in the accompanying prospectus under “Description of Debt Securities.” Some of the terms, whether or not capitalized, used but not defined under this “Description of the Notes” or under “Description of Debt Securities” in the accompanying prospectus have the meanings given to them in the Indenture or the officers’ certificate and guarantors’ officers’ certificate governing the terms of the notes. In this “Description of the Notes,” when we refer to “KB Home,” “we,” “our” or “us,” we are referring to KB Home and not to any of its subsidiaries, except as otherwise expressly provided or the context otherwise requires.

Unless the context otherwise requires, references below in this “Description of the Notes” to the notes means the notes offered hereby.

General

The notes will constitute a single series of senior debt securities under the Indenture, initially limited to $300.0 million in aggregate principal amount. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Under the Indenture, KB Home may, without the consent of the holders of the notes, from time to time in the future “reopen” the series and issue additional notes of the same series. The notes offered by this prospectus supplement and the accompanying prospectus and any additional notes we may issue in the future upon such a reopening will constitute a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any action, the notes offered by this prospectus supplement and the accompanying prospectus and any additional notes that we may issue by reopening the series will vote or take that action as a single class.

The notes will mature on June 15, 2027. The notes will bear interest from February 20, 2019 at the rate of 6.875% per annum, payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2019 to the persons in whose names the notes are registered, subject to certain exceptions as provided in the Indenture, at the close of business on June 1 or December 1 (each, a “Regular Record Date”), as the case may be, immediately preceding such June 15 or December 15. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The notes will be unsecured and unsubordinated obligations of KB Home. See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Holding Company Structure” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus.

All of our payment and delivery obligations under the notes will be unconditionally guaranteed, jointly and severally, on an unsecured basis, initially by the following Guarantors:

Guarantor	State of Incorporation or Organization
KB HOME Coastal Inc.	California
KB HOME Colorado Inc.	Colorado
KB HOME Florida LLC	Delaware
KB HOME Fort Myers LLC	Delaware
KB HOME Greater Los Angeles Inc.	California
KB HOME Jacksonville LLC	Delaware
KB HOME Las Vegas Inc.	Nevada
KB HOME Lone Star Inc.	Texas
KB HOME Phoenix Inc.	Arizona
KB HOME Reno Inc.	Nevada
KB HOME Sacramento Inc.	California
KB HOME South Bay Inc.	California
KB HOME Treasure Coast LLC	Delaware
KB HOME Tucson Inc.	Arizona
KBSA, Inc.	Texas

Each guarantee will be the unsecured and unsubordinated obligation of the related Guarantor. See “Risk Factors—Risk Factors Relating to the Notes—Our ability to service our debt, including the notes, depends upon cash provided to us by our subsidiaries; the notes are structurally subordinated to the liabilities of our subsidiaries that are not guarantors of the notes, and the notes and guarantees are effectively subordinated to secured indebtedness of us and the guarantors” in this prospectus supplement and “Description of Debt Securities—Holding Company Structure” and “Description of Debt Securities—Ranking—Ranking of Senior Debt Securities and Guarantees” in the accompanying prospectus. Under certain circumstances specified in the Indenture, any or all of the Guarantors may be released from their guarantees of the notes, and other subsidiaries of KB Home may or may be required to guarantee the notes. See “Description of Debt Securities—Guarantees” in the accompanying prospectus. The guarantees may be subject to review as fraudulent transfers under applicable law. See “Risk Factors—Risk Factors Relating to the Notes—Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors” in this prospectus supplement.

The notes will not be entitled to the benefit of any sinking fund. In addition, the Indenture does not contain any provisions to protect holders of the notes in the event of a highly leveraged transaction, other than with respect to certain change in control transactions. See “—Change of Control Offer” and “Risk Factors—Risk Factors Relating to the Notes—The terms of the indenture and the notes provide only limited protection against significant corporate events that could affect adversely your investment in the notes” in this prospectus supplement.

The notes will be entitled to the benefit of the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets.” However, these covenants are subject to a number of important exceptions and limitations, and you should carefully review the information with respect to these covenants and the related definitions appearing in the accompanying prospectus under those captions and “Description of Debt Securities—Certain Definitions.”

Initially, the notes will be issued only in book-entry form and represented by one or more global notes registered in the name of The Depository Trust Company, as Depository, or its nominee. Payment of principal of, premium, if any, and interest on notes in global form registered in the name of DTC’s nominee will be made in immediately available funds to such nominee as the registered holder of such global notes. This means that you will not be entitled to receive a certificate for the notes that you purchase except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities—Book-Entry; Delivery and Form.”

Optional Redemption

The notes will be redeemable, in whole at any time or from time to time in part, at KB Home’s option on any date of redemption (each, a “Redemption Date”). Prior to December 15, 2026 (the date that is six months prior to the maturity of the notes) (the “Par Call Date”), the redemption price for the notes to be redeemed will be equal to the greater of:

(a) 100% of the principal amount of the notes to be redeemed on that Redemption Date, and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the Par Call Date (exclusive of interest accrued to the applicable Redemption Date) discounted to such Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus, in the case of both clause (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such Redemption Date.

On or after the Par Call Date and until their maturity, the redemption price for the notes to be redeemed will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, such Redemption Date.

Notwithstanding the foregoing, installments of interest on notes whose stated maturity is on or prior to the relevant Redemption Date will be payable to the holders of such notes (or one or more predecessor securities) registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of the Indenture.

“Treasury Rate” means, with respect to any Redemption Date for the notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” below, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the notes, the United States Treasury security selected by an Independent Investment Banker selected by the Company as having a maturity comparable to the remaining term of the notes to be redeemed (assuming for this purpose that such notes mature on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed (assuming for this purpose that such notes mature on the Par Call Date).

“Independent Investment Bankers” means, with respect to any Redemption Date for the notes, (a) Deutsche Bank Securities Inc. and its successors, (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, (c) Citigroup Global Markets Inc. and its successors and (d) Credit Suisse Securities (USA) LLC and its successors or, if any such firm or any successor to such firm, as the case may be, is unwilling or unable to select the Comparable Treasury Issue, the remaining of (a)-(d) exclusively or, if none of such firms or any successor to such firms, as the case may be, is willing or able to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with KB Home.

“Comparable Treasury Price” means, with respect to any Redemption Date for the notes:

(a) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (a) Deutsche Bank Securities Inc. and its successors, (b) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, (c) Citigroup Global Markets Inc. and its successors and (d) Credit Suisse Securities (USA) LLC and its successors (provided that for each of (a)-(d), however, if such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Trustee, after consultation with KB Home, will substitute therefor another Primary Treasury Dealer), and (e) one other Primary Treasury Dealer selected by the Trustee after consultation with KB Home.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Final Maturity Date” means June 15, 2027.

Notice of any redemption by KB Home will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of notes to be redeemed. If less than all the notes are to be redeemed at the option of KB Home, the Trustee will select, in such manner as it deems fair and appropriate, the notes (or portions thereof) to be redeemed. Unless KB Home defaults in payment of the redemption price (including, without limitation, interest, if any, accrued to, but excluding, the applicable Redemption Date), on and after any Redemption Date interest will cease to accrue on the notes or portions thereof called for redemption on such Redemption Date.

Change of Control Offer

If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the notes by notifying the noteholders to that effect as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of notes to repurchase all or any part (equal to $2,000 or any integral multiples of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly tendered and accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer following the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes following the occurrence of a Change of Control Triggering Event, we may not have sufficient financial resources available to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

See “Risk Factors—Risk Factors Relating to the Notes—We may not be able to repurchase the notes upon a change of control triggering event” in this prospectus supplement.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase such holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person may be uncertain. In such case, the holders of the notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(5) the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

The term “person” is used in this definition as that term is used in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the notes is lowered independently by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Global Ratings, or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

Trustee

U.S. Bank National Association is the initial trustee, paying agent and registrar for the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the notes offered hereby by an initial holder of the notes who purchases the notes in the initial offering for cash at their issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations thereunder, and who holds the notes as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment. This discussion is based upon the Code, Treasury regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors (such as banks, thrifts or other financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities electing to use a mark-to-market method of accounting, persons who hold the notes offered hereby through partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, personal holding companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, foreign persons (except to the extent specifically provided below) or persons who hold the notes offered hereby as part of a hedge, conversion transaction, straddle or other risk reduction transaction) that may be subject to special rules. This discussion also does not address estate and gift tax consequences, alternative minimum tax consequences or any tax considerations arising under the laws of any foreign, state or local jurisdiction.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) or pass-through entity holds the notes offered hereby, the tax treatment of a partner or a member generally will depend upon the status of the partner and upon the activities of the partnership or pass-through entity. A partnership or pass-through entity considering a purchase of the notes, and partners or members in such a partnership or pass-through entity, should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, and disposition of the notes.

Under the terms of the notes, we may be obligated in certain circumstances to pay amounts in excess of stated interest or principal on the notes. It is possible that the IRS could assert that the payment of such excess amounts is a “contingent payment” and the notes are therefore contingent payment debt instruments for U.S. federal income tax purposes. Under the applicable Treasury regulations, however, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies (determined as of the date the notes are issued) are ignored. Although the issue is not free from doubt, we believe that the possibility of making additional payments is remote and/or incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position will be binding on holders of the notes, unless a holder timely and explicitly discloses to the IRS that it takes a position different from ours. Our position, however, is not binding on the IRS. If the IRS successfully challenges this position, the timing and amount of income included and the character of the income recognized with respect to the notes may be materially different from the consequences discussed herein. Holders should consult their own tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES OFFERED HEREBY, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS OR TAX TREATIES AND THE POSSIBLE EFFECTS OF ANY CHANGES IN APPLICABLE TAX LAWS.

Consequences to U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a U.S. holder of the notes offered hereby. You are a U.S. holder for purposes of this discussion if you are a beneficial owner of the notes offered hereby and you are:

•	an individual who is a U.S. citizen or resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose worldwide income is subject to U.S. federal income taxation; or

•

a trust that either is subject to the primary supervision of a court within the United States and which has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Interest on the Notes and Original Issue Discount

Stated interest on a note generally will be includible in your gross income as ordinary interest income in accordance with your usual method of accounting for U.S. federal income tax purposes.

If the discount (if any) upon issuance of the notes at their issue price is less than 1/4 of 1% of the principal amount of the notes multiplied by the number of complete years to maturity, the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. If, by contrast, the notes offered hereby are issued with OID, you will be required to include such OID in gross income as it accrues, in accordance with a constant-yield method based on a compounding of interest, in advance of the receipt of cash attributable to that income and regardless of your method of tax accounting. Under this method, you generally will be required to include in income increasingly greater amounts of OID in successive accrual periods.

You should consult your tax advisors concerning the consequences of holding notes issued with OID.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the disposition of a note offered hereby by sale, exchange, redemption or other taxable disposition, you generally will recognize a capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be treated as ordinary interest income as described above) and (ii) your adjusted federal income tax basis in the note. Your adjusted federal income tax basis in a note offered hereby generally will equal the cost of the note to you (adjusted to account for any OID previously included in income). Any capital gain or loss will be a long-term capital gain or loss if you have held the note offered hereby for longer than one year on the date of disposition. You should consult your tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers) and losses (the deductibility of which is subject to certain limitations).

3.8% Medicare Tax On “Net Investment Income”

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on the lesser of (a) such holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. holder’s modified gross income for the taxable year over certain thresholds (generally $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding and Information Reporting

Unless a U.S. holder is an exempt recipient, payments under the notes (including OID, if any) or proceeds received from the sale of the notes will generally be subject to information reporting and will generally also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld do not constitute a separate tax and will generally be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely and properly furnished to the IRS.

Consequences to Non-U.S. Holders

The following discussion summarizes certain U.S. federal income tax considerations relevant to a non-U.S. holder of the notes offered hereby. You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of the notes offered hereby and are not a U.S. holder or an entity that is treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Withholding Tax

The United States generally imposes a 30% (or lower applicable treaty rate) withholding tax on payments of interest (including OID, if any) to non-U.S. holders not effectively connected with their conduct of a trade or business in the United States (or, where required by an applicable tax treaty, not attributable to a United States permanent establishment or fixed base). The 30% (or lower applicable treaty rate) U.S. federal withholding tax will not apply to any payment of interest (including OID, if any) on the notes offered hereby provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business.

In each case, (a) you must provide your name and address on an IRS Form W-8BEN or W-8BEN-E, as applicable, and certify under penalties of perjury, that you are not a U.S. person, (b) a financial institution holding the notes offered hereby on your behalf must certify, under penalties of perjury, that it has received an IRS Form W-8BEN or W-8BEN-E, as applicable, from you and must provide us with a copy, or (c) you must hold your notes directly through a “qualified intermediary,” and the qualified intermediary must have sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that is acting out of a non-U.S. branch or office and has signed an agreement with the IRS providing that it will administer all or part of the U.S. federal tax withholding rules under specified procedures.

If you cannot satisfy the requirements described above, payments of interest (including OID, if any) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or a reduction of withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest (including OID, if any) paid on the notes offered hereby is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

U.S. Federal Income Tax

Interest. If you are engaged in a trade or business in the United States and interest (including OID, if any) on the notes offered hereby is effectively connected with the conduct of that trade or business (and, where required by an applicable tax treaty, is attributable to a United States permanent establishment or fixed base), you will be subject to U.S. federal income tax on the interest (including OID, if any) on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a similarly situated U.S. holder, but without regard to the Medicare surtax described above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, including earnings and profits from an investment in the notes offered hereby, that are effectively connected with the conduct by you of a trade or business in the United States (and, where required by an applicable tax treaty, that are attributable to a United States permanent establishment or fixed base).

Sale, Exchange, Redemption or Other Disposition of the Notes. Any gain or income realized on the sale, exchange, redemption or other disposition of the notes offered hereby generally will not be subject to U.S. federal income tax unless:

•

that gain or income is effectively connected with the conduct of a trade or business in the United States by you (and, where required by an applicable tax treaty, is attributable to a United States permanent establishment or fixed base), in which case you will be taxed on the gain realized from the disposition in the same manner as if you were a similarly situated U.S. holder, but without regard to the Medicare surtax described above, and, if you are a foreign corporation, the 30% (or lower applicable treaty rate) branch profits tax may also apply;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are present; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

Backup Withholding and Information Reporting

Generally, information reporting will apply to the amount of interest (including OID, if any) paid to each non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. These reporting requirements apply regardless of whether withholding is reduced or eliminated by the Code or an applicable income tax treaty or otherwise. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable tax treaty or agreement.

In general, a non-U.S. holder will not be subject to U.S. federal backup withholding with respect to payments of interest on the notes if the non-U.S. holder provides an IRS Form W-8BEN or Form W-8BEN-E (or a successor form) with respect to such payments or otherwise satisfies applicable documentation requirements. In addition, no information reporting or backup withholding will generally be required with respect to the proceeds of a sale or other disposition of the notes by a non-U.S. holder made within the United States or conducted through certain United States-related financial intermediaries if the payor receives such a form or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts so withheld will generally be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely and properly furnished to the IRS.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or gross proceeds from the sale or other disposition of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non- compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made. Under the applicable final Treasury regulations, withholding under FATCA generally will only apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2019. However, the IRS recently issued proposed Treasury regulations that would eliminate the application of this regime with respect to payments of gross proceeds (but not interest). Pursuant to these proposed Treasury regulations, the issuer and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed Treasury regulations are rescinded. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING

Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$80,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,250,000
Citigroup Global Markets Inc.	50,250,000
Credit Suisse Securities (USA) LLC	50,250,000
BNP Paribas Securities Corp.	30,000,000
MUFG Securities Americas Inc.	15,000,000
Wells Fargo Securities LLC	15,000,000
WoodRock Securities, L.P.	9,000,000

Total	$300,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Each underwriter is obligated to purchase all of the notes allocated to it if it purchases any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price and any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may offer and sell notes through certain of their affiliates.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, other than in connection with the concurrent notes offering, we will not, without the prior written consent of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, directly or indirectly, issue, sell, offer to sell, grant an option for the sale of, or otherwise dispose of, any debt securities, or any securities convertible into or exchangeable or exercisable for any debt securities, issued by us. Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by KB Home
Per note	1.000%

We estimate that the total expenses we will incur in connection with this offering of notes and the concurrent notes offering, other than underwriting discounts, will be $1.4 million.

It is expected that delivery of the notes will be made, against payment for the notes, on or about February 20, 2019, which will be the tenth business day following the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next seven succeeding business days will be required, because the notes initially will settle within ten business days (T+10), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade on the date of this prospectus supplement or the next seven succeeding business days should consult their own legal advisors.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases. Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering. Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Affiliates of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are lenders under our revolving credit facility. Adjusted for the Convertible Senior Notes Repayment, as of November 30, 2018, we had $60.0 million of cash borrowings and $28.0 million of letters of credit outstanding under our revolving credit facility. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As described under “Use of Proceeds,” we may use a portion of the net proceeds of this offering to fund the retirement of our 4.75% Senior Notes due 2019. Citigroup Global Markets Inc., BNP Paribas Securities Corp., Wells Fargo Securities LLC and/or one or more of their affiliates, may be a holder of our 4.75% Senior Notes due 2019 and, accordingly, may receive a portion of the net proceeds of this offering in connection with the retirement thereof. See “Use of Proceeds” and “Capitalization.”

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this prospectus supplement.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49 (2)(a) to (d) of the FSMA (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Each person in a Member State of the EEA to whom any offer of notes is made or who receives any communication in respect of, or who initially acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available will be deemed to have represented, warranted and agreed to and with each of the underwriters and KB Home that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is defined in Article 3(2) of the Prospectus Directive, is: (i) a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (ii) not a “retail investor” as defined above.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying base prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer for sale is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying base prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying base prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying base prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon by William A. (Tony) Richelieu, Vice President, Corporate Secretary and Associate General Counsel of KB Home. The validity of the notes offered hereby will be passed upon for KB Home by Munger, Tolles & Olson LLP, Los Angeles, California. Jones Day, Palo Alto, California, will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2018, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and KB Home management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2018 have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Depositary Shares

We will provide specific terms of these securities in one or more supplemental prospectuses accompanying this prospectus. You should read this prospectus and any such supplemental prospectuses carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Any common stock issued pursuant to this prospectus will be listed, subject to notice of issuance, on the New York Stock Exchange or a successor thereof.

Investment in any securities offered pursuant to this prospectus involves risk. See “Risk Factors” on page 1 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable supplemental prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2017.

You should rely only on the information contained in or incorporated or deemed incorporated by reference in this prospectus and in any accompanying supplemental prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information that is different or to make any different or additional representations, and we take no responsibility for any other information that others may give you. We are not making any offer to sell these or any securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated or deemed incorporated by reference in this prospectus or any accompanying supplemental prospectus prepared by us or on our behalf is accurate only as of its respective date or the date that is specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

When this prospectus or any supplemental prospectus uses the words “KB Home,” “we,” “us,” and “our,” they refer to KB Home and its subsidiaries unless otherwise stated or the context otherwise requires. Our fiscal year ends on November 30. When this prospectus or any supplemental prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

When we refer in this prospectus or in any supplemental prospectus or in the documents or information incorporated or deemed incorporated by reference herein or therein to “homes” or “units,” we mean single-family residences, which include detached and attached single-family homes, townhomes and condominiums, and references to our homebuilding revenues and similar references refer to revenues derived from sales of single-family residences, in each case unless otherwise expressly stated or the context otherwise requires.

The information in this prospectus or in any supplemental prospectus and in the documents or information incorporated by reference or deemed incorporated by reference herein or therein concerning the homebuilding industry, our market share or our size relative to other homebuilders and similar matters is derived principally from publicly available information and from industry sources. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of this information and we cannot assure you of its accuracy.

When we refer in this prospectus to a “supplemental prospectus,” we mean a prospectus supplement, free writing prospectus or other supplemental offering document prepared by us or on our behalf that accompanies this prospectus with respect to a specific offering of securities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the risk factors and other information contained in any such filings and in any applicable supplemental prospectus before acquiring any of such securities.

FORWARD-LOOKING STATEMENTS

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Act”). Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “hope,” and similar expressions constitute forward-looking statements. In addition, any statements that we may make or provide concerning future financial or operating performance (including without limitation future revenues, community count, homes delivered, net orders, selling prices, sales pace per new community, expenses, expense ratios, housing gross profits, housing gross profit margins, earnings or earnings per share, or growth or growth rates), future market conditions, future interest rates, and other economic conditions, ongoing business strategies or prospects, future dividends and changes in dividend levels, the value of our backlog (including amounts that we expect to realize upon delivery of homes included in our backlog and the timing of those deliveries), the value of our net orders, potential future asset acquisitions and the impact of completed acquisitions, future share issuances or repurchases, future debt issuances, repurchases or redemptions and other possible future actions are also forward-looking statements as defined by the Act. Forward-looking statements are based on our current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our operations, economic and market factors, and the homebuilding industry, among other things. These statements are not guarantees of future performance, and we have no specific policy or intention to update these statements. In addition, forward-looking and other statements in this report and in other public or oral disclosures that express or contain opinions, views or assumptions about market or economic conditions; the success, performance, effectiveness and/or relative positioning of our strategies, initiatives or operational activities; and other matters, may be based in whole or in part on general observations of our management, limited or anecdotal evidence and/or business or industry experience without in-depth or any particular empirical investigation, inquiry or analysis.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, the following:

•	general economic, employment and business conditions;

•	population growth, household formations and demographic trends;

•	conditions in the capital, credit and financial markets;

•	our ability to access external financing sources and raise capital through the issuance of common stock, debt or other securities, and/or project financing, on favorable terms;

•	material and trade costs and availability;

•	changes in interest rates;

•	our debt level, including our ratio of debt to capital, and our ability to adjust our debt level and maturity schedule;

•	our compliance with the terms of our unsecured revolving credit facility;

•	volatility in the market price of our common stock;

•	weak or declining consumer confidence, either generally or specifically with respect to purchasing homes;

•	competition from other sellers of new and resale homes;

•

weather events, significant natural disasters and other climate and environmental factors, including the prolonged drought and related water-constrained conditions in the southwest United States and California;

•

government actions, policies, programs and regulations directed at or affecting the housing market (including the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities;

•	changes in existing tax laws or enacted corporate income tax rates;

•	the availability and cost of land in desirable areas;

•	our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred;

•

costs and/or charges arising from regulatory compliance requirements or from legal, arbitral or regulatory proceedings, investigations, claims or settlements, including unfavorable outcomes in any such matters resulting in actual or potential monetary damage awards, penalties, fines or other direct or indirect payments, or injunctions, consent decrees or other voluntary or involuntary restrictions or adjustments to our business operations or practices that are beyond our current expectations and/or accruals;

•	our ability to use/realize the net deferred tax assets we have generated;

•	our ability to successfully implement our current and planned strategies and initiatives related to our product, geographic and market positioning, gaining share and scale in our served markets;

•	our operational and investment concentration in markets in California;

•	consumer interest in our new home communities and products, particularly from first-time homebuyers and higher-income consumers;

•	our ability to generate orders and convert our backlog of orders to home deliveries and revenues, particularly in key markets in California;

•

our ability to successfully implement our returns-focused growth plan and achieve the associated revenue, margin, profitability, cash flow, community reactivation, land sales, business growth, asset efficiency, return on invested capital, return on equity, net debt-to-capital ratio and other financial and operational targets and objectives;

•	the ability of our homebuyers to obtain residential mortgage loans and mortgage banking services;

•	the performance of mortgage lenders to our homebuyers;

•	completing the wind down of Home Community Mortgage, LLC, our former mortgage banking joint venture with Nationstar Mortgage LLC, as planned;

•	the performance of KBHS Home Loans, LLC, our mortgage banking joint venture with Stearns Lending, LLC;

•	information technology failures and data security breaches; and

•	other events outside of our control.

Please see our Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and other filings with the Securities and Exchange Commission (“SEC”) for a further discussion of these and other risks and uncertainties applicable to our business.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we or parties acting on our behalf will provide one or more supplemental prospectuses that will contain specific information about the terms of that offering and the securities being sold in that offering. A supplemental prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any such supplemental prospectus prepared by us or on our behalf, together with additional information described immediately below under the heading “Where You Can Find More Information.”

Any statements in this prospectus, in any supplemental prospectus concerning the provisions of any document are not complete. In each instance, reference is made to the copy of that document filed or incorporated or deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or otherwise filed with the SEC. Each statement concerning the provisions of any document is qualified in its entirety by reference to the document so filed.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC. Our common stock is listed on the New York Stock Exchange under the trading symbol “KBH.” Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than filings or portions of filings that under applicable SEC rules are furnished instead of filed) we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until this prospectus is no longer deemed effective.

(1)	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2016;

(2)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2017 and May 31, 2017;

(3)	Our Current Reports on Form 8-K filed on December 15, 2016, January 31, 2017 and April 19, 2017; and

(4)

The description of our Common Stock included in our Registration Statement on Form 8-A filed on June 30, 1986, and the description of our Rights to Purchase Series A Participating Cumulative Preferred Stock included in our Registration Statement on Form 8-A filed on January 27, 2009, as amended by our Registration Statement on Form 8-A/A filed on January 27, 2009.

Any information contained in this prospectus, in any applicable supplemental prospectus or incorporated or deemed to be incorporated by reference in the same will be deemed to have been modified or superseded to the extent that a statement contained in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in the same modifies or supersedes a prior statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or an applicable supplemental prospectus.

We encourage you to read our periodic and current reports. We think these reports provide additional information about our company which prudent investors will find important. You may request a copy of these reports as well as any future reports incorporated or deemed incorporated by reference, at no cost, by writing to us at our principal executive offices at the following address: KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations. You may also telephone us at (310) 231-4000.

DESCRIPTION OF KB HOME

We are one of the largest and most recognized homebuilding companies in the United States, with operating divisions in the following regions and states: West Coast — California; Southwest — Arizona and Nevada; Central — Colorado and Texas; and Southeast — Florida and North Carolina. Founded in 1957, we are incorporated in Delaware. Our principal executive offices are located at 10990 Wilshire Boulevard, Los Angeles, California 90024. Our telephone number is (310) 231-4000.

USE OF PROCEEDS

Unless we otherwise specify in a supplemental prospectus, the net proceeds we receive from the sale of the securities offered by this prospectus and any applicable supplemental prospectus will be used for general corporate purposes. General corporate purposes may include the development of new residential properties and commercial projects, the repayment of debt and possible land or corporate acquisitions. The net proceeds may be invested temporarily or applied to repay debt until they are used for their stated purpose or for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended May 31,		Years Ended November 30,
	2017	2016	2016	2015	2014	2013	2012
Ratios of earnings to fixed charges(1)	1.78x	1.23x	1.71x	1.59x	1.24x	1.27x	(2)

(1)

We compute earnings by adding fixed charges (except capitalized interest) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). We compute fixed charges by adding interest expense and capitalized interest and the portion of rental expense we consider to be interest. No preferred stock was outstanding during any of the periods presented in the above table.

(2)	Earnings for the year ended November 30, 2012 were insufficient to cover fixed charges for the period by $61.8 million.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our senior, senior subordinated or subordinated debt securities. The senior debt securities will be issued under a senior indenture dated as of January 28, 2004, as amended and supplemented, by and between us, the Guarantors (as defined below) party thereto from time to time and U.S. Bank National Association (successor in interest to SunTrust Bank), as trustee. The senior subordinated debt securities will be issued under a senior subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in a supplemental prospectus relating to an issue of our senior subordinated debt securities. The subordinated debt securities will be issued under a subordinated indenture by and between us, the Guarantors party thereto from time to time and the trustee named in a supplemental prospectus relating to an issue of our subordinated debt securities. Throughout this section, we will refer either to the indentures, which includes the senior indenture, the senior subordinated indenture and the subordinated indenture, each as it may be amended or supplemented from time to time, or individually to each separate indenture, as it may be amended or supplemented from time to time, where appropriate.

The following summary of some of the terms of our debt securities and the indentures sets forth certain general terms that might apply to the debt securities. The particular terms of any debt securities will be described in a supplemental prospectus relating to those debt securities. To the extent that any description in a supplemental prospectus of particular terms of debt securities or of an indenture differs from this description, this description will be deemed to have been superseded by such description in respect of those particular terms of the debt securities or that indenture.

Copies of the forms of indentures and the forms of certificates evidencing the debt securities have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents that are or will be incorporated or deemed incorporated by reference in this prospectus. You may obtain copies of these documents as described above under “Where You Can Find More Information,” and we urge you to read these documents before you invest in the debt securities. The following is a summary of selected provisions of the indentures and the debt securities. Certain terms used in this description are defined below in the subsection “- Certain Definitions.” This summary is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indentures and the certificates evidencing the debt securities, which are incorporated by reference in this prospectus. Some capitalized terms used in the following summary and not defined have the meanings given to those terms in the applicable indentures.

In this section, references to “KB Home,” “we,” “our” and “us” mean KB Home excluding, unless the context otherwise requires or we otherwise expressly state, our subsidiaries.

General

Each indenture provides that we may issue debt securities under that indenture from time to time in one or more series, and permits us to establish the terms of the debt securities of each series at the time of issuance. None of the indentures limit the amounts of debt securities we may issue under that indenture.

Under each indenture, we may, without the consent of the holders of any debt securities issued under that indenture, from time to time in the future “reopen” any series of debt securities and issue additional debt securities of that series. The debt securities of a series and any additional debt securities of that series that we may issue in the future upon a reopening will constitute together a single series of debt securities under that indenture. This means that, in circumstances where an indenture provides for the holders of debt securities of any series to vote or take any action, the original debt securities of a series, together with any additional debt securities of that series that we may issue by reopening the series, will vote or take an action as a single class.

The debt securities will be our unsecured senior, unsecured senior subordinated or unsecured subordinated obligations. See “- Holding Company Structure” and “- Ranking” below. The debt securities will initially have the benefit of guarantees (each a “Guarantee” and, collectively, the “Guarantees”) from certain of our subsidiaries. The Guarantors as of the date of this prospectus are KB HOME Sacramento Inc., KB HOME South Bay Inc., KB HOME Coastal Inc., and KB HOME Greater Los Angeles Inc., each a California corporation; KB HOME Tampa LLC, KB HOME Fort Myers LLC, KB HOME Treasure Coast LLC, and KB HOME Florida LLC, each a Delaware limited liability company; KB HOME Las Vegas Inc. and KB HOME Reno Inc., each a Nevada corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Colorado Inc., a Colorado corporation. Under certain circumstances, any or all of the Guarantors may be released from their Guarantees of the debt securities, or other of our Subsidiaries may be required to guarantee the debt securities. See “- Guarantees.” Each Guarantee will be the unsecured senior, unsecured senior subordinated or unsecured subordinated obligation of the related Guarantor. See “- Ranking.”

The debt securities may be denominated and payable in United States dollars or foreign currencies or units based on or relating to foreign currencies. Special United States federal income tax considerations applicable to any debt securities so denominated will be described in a supplemental prospectus.

Although the indentures permit us to issue debt securities in bearer form, unless otherwise provided in a supplemental prospectus, the debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A supplemental prospectus relating to the debt securities of the series offered thereby, which we sometimes refer to as the “offered debt securities,” will specify the following terms of the offered debt securities, if applicable:

•	the title of the offered debt securities and whether those offered debt securities will be senior, senior subordinated or subordinated debt securities;

•	the aggregate principal amount of the offered debt securities;

•	the purchase price and denomination of the offered debt securities;

•	the date or dates on which the principal of the offered debt securities will be payable;

•	the interest rate or rates, if any, that the offered debt securities will bear, or the method by which such rate or rates will be determined;

•	the date from which interest, if any, will accrue, the interest payment dates and the regular record dates for the offered debt securities;

•	any optional or mandatory redemption or repayment provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the offered debt securities;

•	the terms, if any, on which the offered debt securities may be converted into or exchanged for our common stock or other securities, or stock or other securities of other entities;

•

any restrictive covenants not described below in “— Certain Covenants” and “— Consolidation, Merger and Sale of Assets,” and any addition to, or modification or deletion of, any covenant, with respect to the offered debt securities;

•	whether the offered debt securities will be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•

any special United States federal income tax considerations applicable to the offered debt securities, including in respect of any offered debt securities that are original issue discount securities, which bear no interest or bear interest payable in cash at below market rates and are sold at a discount below their stated principal amount; and

•	any other specific terms of the offered debt securities.

Exchange, Registration and Transfer

Registered debt securities may be transferred and debt securities in registered or bearer form may be exchanged at the office or agency that we maintain for these purposes which, unless otherwise provided in respect of a series of debt securities in a supplemental prospectus, will be located in the Borough of Manhattan, The City of New York. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. No service charge shall be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Debt securities in bearer form and related coupons, if any, will be transferable upon delivery.

In the case of debt securities of any series that are redeemable at our option, we will not be required to issue, exchange or register a transfer of:

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any debt securities of that series during a period beginning at the opening of business 15 days before any day of the selection for redemption of debt securities of like tenor and terms and of the same series and ending at the close of business on the day of such selection;

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any debt securities of that series in registered form, or portion thereof, so selected for redemption except, in the case of any such debt securities to be redeemed in part, the portions thereof not selected to be redeemed;

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any debt securities of that series in bearer form so selected for redemption except, to the extent provided with respect to such debt securities, that such debt securities may be exchanged for debt securities in registered form of like tenor and terms and of the same series, provided that the debt securities in registered form shall be simultaneously surrendered for redemption with written instruction for payment consistent with the provisions of the applicable indenture; or

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any debt securities of that series which, in accordance with their terms, have been surrendered for repayment at the option of the holder and not withdrawn, except the portion, if any, of such debt securities not to be so repaid.

Payment and Paying Agent

We will pay principal of and any premium or interest on registered debt securities in the designated currency or currency unit at the office or agency maintained by us for that purpose which, unless otherwise provided in respect of a series of debt securities in a supplemental prospectus, will be located in the Borough of Manhattan, The City of New York; provided that payments of interest on registered debt securities may be made, at our option, by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States; and provided, further, that payments on registered debt securities in global form that are registered in the name of a depository or its nominee will be made by wire transfer, unless otherwise provided in a supplemental prospectus. The office or agency initially maintained by us for the foregoing purposes will be the office of the trustee in the Borough of Manhattan, The City of New York designated for such purpose. Interest payable on coupons pertaining to debt securities in bearer form will be paid only upon presentation and surrender of those coupons.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the trustee or paying agent will, on our request, release any unclaimed amounts to us, and the holder of that debt security or coupon, as the case may be, shall look only to us and the Guarantors for any payment they may be entitled to collect, subject to the escheatment of any unclaimed amounts pursuant to applicable state law.

If any interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date of any of the debt securities is not a Business Day at any Place of Payment, then payment of principal and any premium or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment, and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, date for repayment or repurchase at the option of the holder or maturity date, as the case may be.

Book-Entry; Delivery and Form

If the debt securities of any series will be issued in the form of one or more global debt securities in fully registered form, without interest coupons (each, a “global debt security”), each global debt security will be deposited with, or on behalf of, a custodian for the applicable depository (“Depository”) and will be registered in the name of the Depository or its nominee. Unless we specify otherwise in a supplemental prospectus, the Depository for the global debt securities will be The Depository Trust Company, New York, New York. Investors may hold their beneficial interests in a global debt security directly through the Depository, if they are participants (as defined below) in the Depository’s electronic book-entry registration and transfer system, or indirectly through organizations that are participants in the system.

Except as set forth below, the global debt securities may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor depository or any nominee of such successor. Beneficial interests in global debt securities may not be exchanged for debt securities in definitive certificated form (“certificated debt securities”) except in the limited circumstances described below.

All interests in the global debt securities will be subject to the procedures and requirements of the Depository.

Certificated Debt Securities. The indentures provide that the global debt securities of any series will be exchangeable for certificated debt securities of that series if:

(a)

the Depository notifies us that it is unwilling or unable to continue as Depository for the global debt securities of that series or the Depository for the global debt securities of that series ceases to be a clearing agency registered as such under the Exchange Act, if so required by the applicable law or regulation, and no successor Depository for the global debt securities of that series shall have been appointed within 90 days of such notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

(b)

we, in our sole discretion, determine that the debt securities of that series will no longer be represented by global debt securities and execute and deliver to the applicable trustee an order to the effect that the global debt securities of that series shall be so exchangeable; or

(c)	an Event of Default has occurred and is continuing with respect to the debt securities of that series.

Upon any such exchange, we will execute, and the applicable trustee will authenticate and deliver, certificated debt securities of the applicable series in exchange for interests in the global debt securities of that series. We anticipate that those certificated debt securities will be registered in such names as the Depository instructs the trustee and that those instructions will be based upon directions received by the Depository from its participants with respect to ownership of beneficial interests in the global debt securities of that series.

Book-Entry System. The Depository has advised us that it is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve system;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The Depository holds securities of institutions that have accounts with the Depository (“participants”) and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of securities certificates. The Depository’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own the Depository. Indirect access to the Depository’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of the Depository only through participants or indirect participants.

We expect that, upon the issuance of a global debt security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of participants. Ownership of beneficial interests in such global debt security will be limited to participants or persons that may hold interests, directly or indirectly, through participants. Ownership of beneficial interests in such global debt security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depository or its nominee (with respect to participants’ interests) and records maintained by participants and indirect participants (with respect to the owners of beneficial interests in the global debt securities other than participants). Likewise, beneficial interests in a global debt security may be transferred only in accordance with the Depository’s procedures, in addition to those provided for under the indentures. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such debt securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global debt securities.

So long as the Depository or its nominee is the registered holder of the global debt security of any series, the Depository or such nominee, as the case may be, will be considered the sole owner and holder of the related debt securities for all purposes under the applicable indenture. Except as described herein, owners of beneficial interests in such global debt security will not be entitled to have the debt securities represented by such global debt security registered in their names and will not receive or be entitled to receive physical delivery of certificated debt securities. In addition, owners of beneficial interests in such global debt security will not be considered to be the owners or registered holders of the debt securities represented by those beneficial interests under the applicable indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each person owning a beneficial interest in a global debt security of any series must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the person or persons through which such person owns its beneficial interest in order to exercise any right of a registered holder of debt securities of that series. We understand that under existing industry practice, if the Depository is entitled to take any action as the registered holder of a global debt security, the Depository or its nominee would authorize its participants to take such action and that the participants and the indirect participants would authorize owners of beneficial interests owning through them to take such action or would otherwise act upon the instructions of owners of beneficial interests.

Payment of principal of and any premium or interest on debt securities represented by a global debt security registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered holder of such global debt security. We expect that the Depository or its nominee, upon receipt of any payment in respect of a global debt security, will credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of the Depository or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in a global debt security will be governed by standing instructions and customary practices and will be the responsibility of such participants and indirect participants and not of the Depository. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, ownership of beneficial interests in any global debt security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between the Depository and its participants and indirect participants or the relationship between such participants and indirect participants and the owners of beneficial interests owning through such participants and indirect participants.

The information in this subsection “— Book-Entry; Delivery and Form” concerning the Depository and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Holding Company Structure

The debt securities will initially be guaranteed by certain of our subsidiaries. See “— Guarantees” below. However, subsidiaries of ours that are not Guarantors of the debt securities can generate significant revenues and income for us and may hold a significant amount of our consolidated assets. We refer to these subsidiaries as the “Non-Guarantor Subsidiaries.”

We are a holding company, and we conduct our operations through subsidiaries. We derive substantially all our revenues from our subsidiaries, and all our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our debt, including the debt securities, depends on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash. Our subsidiaries are separate and distinct legal entities, and the Non-Guarantor Subsidiaries have no obligation to make payments on the debt securities or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions, depend on their results of operations and are subject to other business considerations.

Because of our holding company structure, the debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries. These liabilities may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any Non-Guarantor Subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary. However, even if we are a creditor of one of our Non-Guarantor Subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us.

See “— Ranking — Subordination of Senior Subordinated Debt Securities and Guarantees” and “— Ranking — Subordination of Subordinated Debt Securities and Guarantees” below for information as to the terms on which the senior subordinated debt securities and the subordinated debt securities and the related Guarantees will be subordinated in right of payment to Senior Indebtedness. The debt securities and the Guarantees will also be effectively subordinated to our secured indebtedness and to the secured indebtedness of the Guarantors, respectively.

Guarantees

The senior indenture provides that payment of principal of, and any premium and interest on, the senior debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis by the Guarantors. The senior subordinated indenture provides that payment of principal of, and any premium and interest on, the senior subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Guarantors. The subordinated indenture provides that payment of principal of, and any premium and interest on, the subordinated debt securities will be unconditionally guaranteed, jointly and severally, on an unsecured subordinated basis by the Guarantors.

Each indenture provides that the obligations of each Guarantor under its Guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding this limitation, a court would not find that a Guarantee violated applicable fraudulent conveyance, fraudulent transfer or other similar laws. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt of the Guarantor or take other action detrimental to holders of the debt securities, including directing the return of any payments received by holders from the applicable Guarantor.

Ranking of Guarantees. For information regarding the ranking of the Guarantees of the senior debt securities, the Guarantees of the senior subordinated debt securities and the Guarantees of the subordinated debt securities, see “— Ranking” below.

Release of Guarantors. Each indenture provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if a Guarantor shall cease to be a Domestic Significant Subsidiary, such Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under such indenture and its Guarantee of the debt securities issued under such indenture without any further action required on the part of us, the other Guarantors, the trustee under such indenture or any holder of debt securities issued under such indenture; provided that all guarantees by such Guarantor of any other Indebtedness of ours and of any our Subsidiaries (other than, in the case of the senior subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the senior subordinated indenture and, in the case of the subordinated indenture, guarantees that constitute Senior Indebtedness of such Guarantor under the subordinated indenture) are terminated at or prior to the time of such release.

Additional Guarantors. Each indenture provides that, for so long as we are a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not then a Guarantor guarantees any indebtedness or other obligations of ours under any Substitute Credit Facility, then, contemporaneously with or prior to the effectiveness of such guarantee, we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture. Each indenture also provides that, for so long as we are not a party to or bound by the terms of any Substitute Credit Facility, if any of our Subsidiaries that is not a Guarantor either (a) is or becomes a Domestic Significant Subsidiary or (b) guarantees any Subject Notes, then we shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

Each indenture also provides that, anything therein to the contrary notwithstanding, we will not cause or permit any of our Subsidiaries to guarantee any of the Subject Notes unless such Subsidiary is either a Guarantor of the debt securities under such indenture or, contemporaneously with or prior to the effectiveness of such Subsidiary’s guarantee of such Subject Notes, such Subsidiary enters into a supplemental indenture pursuant to which such Subsidiary becomes a Guarantor under such indenture.

As used in the three preceding paragraphs, the term “guarantee” (but not the term “Guarantee”) means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person to purchase or pay principal of or interest on (or advance or supply funds or pledge assets for the purchase or payment of the principal of or payment of interest on) Indebtedness of such other Person (whether by agreement to provide additional capital or to maintain financial condition or other similar agreement), and such term, when used as a verb in any of the three preceding paragraphs, shall have a correlative meaning.

Ranking

Ranking of Senior Debt Securities and Guarantees

Our senior debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. Each Guarantee of senior debt securities by a Guarantor will be an unsecured senior obligation of such Guarantor and will rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated indebtedness and guarantees. However, the senior debt securities will be effectively subordinated to all existing and future liabilities of our Non-Guarantor Subsidiaries, and the senior debt securities and each Guarantor’s Guarantee of the senior debt securities will also be effectively subordinated to all existing and future secured indebtedness of ours and of such Guarantor, respectively, all as described above under “— Holding Company Structure.”

Subordination of Senior Subordinated Debt Securities and Guarantees

Our senior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of our existing and future Senior Indebtedness, including the senior debt securities. Each Guarantee of senior subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the senior subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities.

The senior subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the senior subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the senior subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however , that the following will not constitute Senior Indebtedness of ours or such Guarantor, as the case may be:

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any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refer explicitly, in our case, to the senior subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the senior subordinated debt securities and states that such Debt shall not be senior in right of payment to the senior subordinated debt securities or to the Guarantees of the senior subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the senior subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the senior subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

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in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our consolidated financial statements;

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in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated into our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the senior subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the senior subordinated debt securities.

The senior subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of any senior debt securities issued by us under the senior indenture shall constitute Senior Indebtedness of such Guarantor.

Anti-Layering Covenant. The senior subordinated indenture provides that neither we nor any Guarantor of the senior subordinated debt securities will incur any Debt that is subordinated by the terms of the instrument creating such Debt in right of payment to any other Debt of ours or of such Guarantor, respectively, and that is not expressly by the terms of the instrument creating such Debt made pari passu with, or subordinate and junior in right of payment to, the senior subordinated debt securities or such Guarantor’s Guarantee of the senior subordinated debt securities, respectively. The senior subordinated indenture provides that, for purposes of the preceding sentence, references to Debt of any Guarantor shall include all obligations of such Guarantor as guarantor of any Debt of others.

Subordination Following Insolvency or Bankruptcy. The senior subordinated indenture provides that, upon any distribution of our assets in the event of:

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any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of senior subordinated debt securities are entitled to receive any payment on account of the principal of (or premiums, if any) or unpaid interest on or any other amount owing in respect of the senior subordinated debt securities; and

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any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of senior subordinated debt securities would be entitled but for the subordination provisions in the senior subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

Notwithstanding the provisions described in the preceding paragraph, if the trustee under the senior subordinated indenture or the holder of any senior subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities, or the like, for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities. If payment of any of our senior subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the senior subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the senior subordinated debt securities only if we are permitted to do so under the subordination provisions of our senior subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of (or premium, if any) or unpaid interest on or any other amount owing in respect of the senior subordinated debt securities, and we may not acquire any senior subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a failure by us to make any payment in respect of that Senior Indebtedness when due or within any applicable grace period (a “Payment Default”), that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the senior subordinated debt securities and may acquire senior subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the senior subordinated indenture otherwise permit the payment or acquisition of senior subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the senior subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our senior subordinated debt securities are senior subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our senior subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) as our obligations to make payments on our senior subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the senior subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the senior subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the senior subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the senior subordinated debt securities if the senior subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Senior Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the senior subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the senior subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities, or the like, of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our senior subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our senior subordinated debt securities.

If this prospectus is being delivered in connection with a series of senior subordinated debt securities, a supplemental prospectus, or the information incorporated or deemed incorporated by reference in this prospectus, will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Subordination of Subordinated Debt Securities and Guarantees

Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of our existing and future “Senior Indebtedness,” including the senior debt securities and the senior subordinated debt securities. Each Guarantee of subordinated debt securities by a Guarantor will be an unsecured obligation of such Guarantor and will be subordinate and junior in right of payment, to the extent and in the manner provided in the subordinated indenture, to all of such Guarantor’s existing and future Senior Indebtedness, including any Guarantees of senior debt securities and senior subordinated debt securities.

The subordinated indenture defines “Senior Indebtedness” with respect to us or any Guarantor of the subordinated debt securities, as the case may be, to mean the principal of (and premium, if any) and unpaid interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Laws, whether or not the payment of such interest is permitted by law) or accrued original issue discount on and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by us or such Guarantor, as the case may be, whether outstanding on the date of the subordinated indenture or thereafter incurred, assumed or guaranteed and all renewals, extensions and refundings of any such Debt; provided, however , that the following will not constitute Senior Indebtedness of ours or of such Guarantor, as the case may be:

•

any Debt of ours or of such Guarantor, as the case may be, as to which, in the instrument creating the same or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of ours or of such Guarantor, as the case may be, not expressly subordinated to such Debt;

•

any Debt of ours or of such Guarantor, as the case may be, which by its terms refer explicitly, in our case, to the subordinated debt securities, or, in the case of such Guarantor, to the Guarantees of the subordinated debt securities and states that such Debt shall not be senior in right of payment to the subordinated debt securities or the Guarantees of the subordinated debt securities, as the case may be;

•	in our case, any of our Debt in respect of the subordinated debt securities;

•	in the case of such Guarantor, all Guarantees of such Guarantor in respect the subordinated debt securities;

•	in our case, any of our Debt to any of our Subsidiaries;

•	in the case of such Guarantor, any Debt of such Guarantor to any Subsidiary of such Guarantor or of ours;

•

in our case, any of our Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our consolidated financial statements;

•

in the case of such Guarantor, any Debt of such Guarantor to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in our or such Guarantor’s consolidated financial statements;

•	in our case, any of our Debt that by its terms ranks pari passu with or subordinate to the subordinated debt securities; and

•	in the case of such Guarantor, any Debt of such Guarantor that by its terms ranks pari passu with or subordinate to such Guarantor’s Guarantees of the subordinated debt securities.

The subordinated indenture provides that, for purposes of the foregoing definition, all references to Debt of any Guarantor shall include all obligations of such Guarantor as a guarantor of any Debt of others and, without limitation to the foregoing, any guarantee by such Guarantor of (a) senior debt securities issued by us under the senior indenture, and (b) senior subordinated debt securities issued by us under our senior subordinated indenture.

Subordination Following Insolvency or Bankruptcy. The subordinated indenture provides that, upon any distribution of our assets in the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our creditors, as such, or to our assets, or

•	our liquidation, dissolution or other winding up, whether voluntary or involuntary, or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities, then and in that event:

•

holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all of our Senior Indebtedness, or provision will be made for that payment in cash, before holders of subordinated debt securities are entitled to receive any payment on account of the principal of (or premium, if any) or unpaid interest on or any other amount owing in respect of the subordinated debt securities; and

•

any payment or distribution of our assets, of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which holders of subordinated debt securities would be entitled but for the subordination provisions in the subordinated indenture will, subject to limited exceptions, be paid directly to the holders of our Senior Indebtedness or their representatives to the extent necessary to pay in full all of our Senior Indebtedness.

If, notwithstanding the provisions described in the preceding paragraph, the trustee under the subordinated indenture or the holder of any subordinated debt securities receives any payment or distribution of our assets, subject to limited exceptions, before all of our Senior Indebtedness is paid in full or payment of all of our Senior Indebtedness is provided for, that payment or distribution will be held in trust for the benefit of and paid over or delivered to the holders of that Senior Indebtedness or their representatives to the extent necessary to pay all of our Senior Indebtedness in full.

Our consolidation with or our merger into another corporation or our liquidation or dissolution following the conveyance or transfer of all or substantially all our assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of our assets and liabilities, or the like, for the purposes of the subordination provisions described above if the successor or transferee Person shall, as a part of that transaction, comply with the conditions described under “— Consolidation, Merger and Sale of Assets.”

Prohibition on Payments Following Acceleration of the Subordinated Debt Securities. If payment of any of our subordinated debt securities is accelerated because of an Event of Default, we must promptly notify holders of our Senior Indebtedness of the acceleration. We may not pay or acquire the subordinated debt securities until 135 days have passed after that acceleration occurs and may thereafter pay or acquire the subordinated debt securities only if we are permitted to do so under the subordination provisions of our subordinated indenture.

Prohibition on Payments Following Certain Defaults on Senior Indebtedness. We may not make any payment of the principal of (or premium, if any) or unpaid interest on or any other amount owing in respect of the subordinated debt securities, and we may not acquire any subordinated debt securities for cash or property, if:

•	a default on our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, and

•

unless that default relates to a Payment Default, that default is either the subject of judicial proceedings or we receive notice of the default. If we receive notice of the default, then a similar notice received within nine months after the original notice relating to the same default on the same issue of our Senior Indebtedness will not be effective for purposes of the provisions described in this paragraph.

We may resume making payments on the subordinated debt securities and may acquire subordinated debt securities if and when:

•

(1) 135 days pass after, in the case of a Payment Default, the later of the date that payment was due and the expiration of any applicable grace period for that payment or, in the case of any other such default, the date the related judicial proceedings commence or that notice of the default is given to us, as the case may be, and (2) the Senior Indebtedness in respect of which the default exists has not been declared due and payable in its entirety within that 135 day period or, if declared due and payable, that declaration has been rescinded, waived or annulled; or

•	the default with respect to the applicable Senior Indebtedness is cured or waived,

and, in any case described above, the subordination provisions of the subordinated indenture otherwise permit the payment or acquisition of subordinated debt securities at that time.

If, notwithstanding the provisions described in the two immediately preceding paragraphs, we make any payment to the trustee for, or the holders of, the subordinated debt securities that is prohibited by those provisions, then that payment will be held in trust for the benefit of and be paid over or delivered to the holders of the Senior Indebtedness or their representatives.

Subordination Provisions Applicable to the Guarantors and Prohibitions on Payments by the Guarantors. A Guarantor’s obligations under its Guarantee of our subordinated debt securities are subordinated obligations of such Guarantor. As a result, a Guarantor’s obligations to make payments under its Guarantee of our subordinated debt securities will be subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor on substantially the same terms (as described above) that our obligations to make payments on our subordinated debt securities are subordinated in right of payment to all of our existing and future Senior Indebtedness. Accordingly, payments under each Guarantor’s Guarantee of the subordinated debt securities will be subordinated to the prior payment of all Senior Indebtedness of such Guarantor under subordination and payment blockage provisions substantially the same as those pursuant to which our obligations under the subordinated debt securities will be subordinated to the prior payment of our Senior Indebtedness as described above. For example, if there is any insolvency or bankruptcy case or proceeding relative to a Guarantor, holders of Senior Indebtedness of such Guarantor will be entitled to receive payment in full of all amounts due or to become due in respect of the Senior Indebtedness of such Guarantor before any payment is made under its Guarantee of the subordinated debt securities, all on terms substantially similar to those described above under “— Subordination Following Insolvency or Bankruptcy.” Likewise, each Guarantor will be prohibited from making any payment under its Guarantee of the subordinated debt securities if the subordinated debt securities are accelerated because of an Event of Default or if a default on any of our Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity, all on terms substantially similar to those described above under “— Prohibition on Payments Following Acceleration of the Subordinated Debt Securities” and “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness.” In

addition, the payment blockage provisions described under “— Prohibition on Payments Following Certain Defaults on Senior Indebtedness,” insofar as they apply to any Guarantor of the subordinated debt securities, will also prohibit such Guarantor from making any payment under its Guarantee of the subordinated debt securities if a default on any of its Senior Indebtedness occurs and is continuing that permits holders of that Senior Indebtedness to accelerate its maturity.

The consolidation of any Guarantor with, or the merger of any Guarantor into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of all or substantially all its assets to another Person upon the terms and conditions described below under “— Consolidation, Merger and Sale of Assets” will not be deemed a liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities, or the like, of such Guarantor for the purposes of the subordination provisions described above under “— Subordination Following Insolvency or Bankruptcy” if the successor or transferee Person shall, as part of that transaction and if required by the provisions described above under “— Guarantees — Additional Guarantors,” become a Guarantor in accordance with the applicable provisions described above under “— Guarantees — Additional Guarantors.”

As a result of these subordination provisions, our creditors and creditors of the Guarantors who hold neither our subordinated debt securities nor our Senior Indebtedness may recover less, ratably, than holders of our Senior Indebtedness and may recover more, ratably, than the holders of our subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, a supplemental prospectus, or the information incorporated or deemed incorporated by reference in this prospectus, will indicate the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Certain Covenants

Unless otherwise expressly provided in a supplemental prospectus, the following covenants will apply with respect to each series of senior debt securities but will not apply with respect to any series of senior subordinated debt securities or subordinated debt securities.

Except as described below with respect to the senior indenture, none of the indentures limit the amount of secured or unsecured indebtedness or the amount of lease obligations or other liabilities that may be incurred by us, our subsidiaries or entities in which we have an ownership interest but which do not constitute subsidiaries. Neither we nor any of our subsidiaries is restricted under any of the indentures from paying dividends or issuing or repurchasing securities. In addition, none of the indentures contains any provision that would permit holders of debt securities issued under that indenture to require us to repurchase those debt securities if there is a change in control of us or otherwise, nor do any of the indentures contain provisions intended to protect investors if there is a recapitalization, highly leveraged transaction or other similar transaction affecting us or our subsidiaries. Notwithstanding the foregoing, however, the terms of our 9.100% Senior Notes due 2017 (“9.100% Senior Notes”), our 4.75% Senior Notes due 2019 (“4.75% Senior Notes”), our 8.00% Senior Notes due 2020 (“8.00% Senior Notes”), our 7.000% Senior Notes due 2021 (“7.000% Senior Notes”), our 7.5% Senior Notes due 2022 (“7.5% Senior Notes”), and our 7.625% Senior Notes due 2023 (“7.625% Senior Notes”) require us to repurchase those notes if there is a change in control of us, and the terms of our 1.375% Convertible Senior Notes due 2019 (“1.375% Convertible Notes”) permit the holders thereof to require us to repurchase those notes if there is a fundamental change, in each case, as further described below under “ Description of Debt Securities — Change in Control Trigger for Certain Senior Notes.”

As described below, the senior indenture contains a covenant that limits our ability and the ability of our Restricted Subsidiaries to incur Secured Debt and a covenant that limits our ability and the ability of our Restricted Subsidiaries to enter into certain Sale and Leaseback Transactions. However, these covenants are subject to a number of important exceptions and limitations and prospective purchasers of senior debt securities should carefully review the information with respect to these covenants and the related definitions appearing below. In that regard, the senior indenture does not limit the amount of unsecured indebtedness or the amount of lease obligations (other than lease obligations under certain Sale and Leaseback Transactions) or other liabilities that may be incurred by us and our Restricted Subsidiaries, nor does the senior indenture limit the amount of indebtedness, whether secured or unsecured, or the amount of lease obligations or other liabilities that may be incurred by our subsidiaries which are not Restricted Subsidiaries or by entities in which we have an ownership interest but do not constitute Restricted Subsidiaries.

The senior indenture contains, among others, the following covenants:

Restrictions on Secured Debt. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the senior debt securities are secured equally and ratably with (or prior to) such Secured Debt; provided that this restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt that is secured by Security Interests:

(1)

on (a) model homes, (b) homes held for sale, (c) homes that are under contract for sale, (d) contracts for the sale of homes, (e) land (improved or unimproved), (f) manufacturing plants, (g) warehouses or (h) office buildings, and fixtures and equipment located thereat or thereon;

(2)

on property at the time of its acquisition by us or a Restricted Subsidiary which Security Interests secure obligations assumed by us or a Restricted Subsidiary in connection with the acquisition of such property or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or consolidation or where the Security Interest attaches to or affects any property that we or a Restricted Subsidiary own prior to such transaction);

(3)	arising from conditional sales agreements or title retention agreements with respect to property we or a Restricted Subsidiary acquire;

(4)	incurred by us or a Restricted Subsidiary in connection with pollution control, industrial revenue, water, sewage or any similar financing;

(5)

securing Indebtedness of a Restricted Subsidiary owing to us or a Restricted Subsidiary that is wholly owned (directly or indirectly) by us and Security Interests securing our Indebtedness owing to a Guarantor; and

(6)

for the sole purpose of extending, renewing or replacing in whole or in part Secured Debt referred to in the foregoing clauses (1) to (5), inclusive, or in this clause (6); provided , however , that the Secured Debt excluded pursuant to this clause (6) shall be excluded only in an amount not to exceed the principal amount of the Secured Debt being extended, renewed, or replaced at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the assets subject to the Security Interest so extended, renewed or replaced (plus refurbishment of or improvements thereon or thereto).

In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the senior debt securities, if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

A substantial portion of the book value of our assets and the assets of our Restricted Subsidiaries could be pledged to secure Indebtedness without violating the foregoing covenant. Among other things, this covenant allows us and our Restricted Subsidiaries to incur Indebtedness secured by homes held for sale, homes that are under contract for sale, contracts for the sale of homes and both improved and unimproved land, which in the past have typically represented a substantial portion of the book value of our consolidated assets. Accordingly, investors should be aware that this covenant allows us and/or our Restricted Subsidiaries to incur substantial amounts of Secured Debt without being required to equally and ratably secure the senior debt securities.

The provisions described above with respect to limitations on Secured Debt are also not applicable to certain types of Non-Recourse Indebtedness by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries’ ability to create, incur, assume or guarantee any unsecured Indebtedness, or the ability of any of our subsidiaries that is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

Restrictions on Sale and Leaseback Transactions. The senior indenture provides that we will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of the senior indenture, unless:

(1)	notice is promptly given to the trustee under the senior indenture of the Sale and Leaseback Transaction;

(2)	we or the relevant Restricted Subsidiary receive fair value for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors delivered to the trustee); and

(3)

we or such Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds therefrom either:

•

to the redemption, repayment or retirement of (a) any senior debt securities outstanding under the senior indenture, (b) any of our indebtedness that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the senior debt securities issued under the senior indenture, or (c) any indebtedness of any Guarantor that is for borrowed money or is evidenced by a bond, note, debenture or similar instrument (other than a trade payable or a current liability arising in the ordinary course of business) and which indebtedness ranks equally in right of payment with the Guarantee of such Guarantor, and/or

•	to the purchase by us or any Restricted Subsidiary of property used in our or its respective trade or business.

These provisions will not apply to a Sale and Leaseback Transaction if, at the time such Sale and Leaseback Transaction is entered into, the term of the related lease to us or the applicable Restricted Subsidiary of the property being sold pursuant to such transaction is three years or less. In addition, these provisions will not apply to a Sale and Leaseback Transaction that we and our Restricted Subsidiaries enter into if immediately thereafter the sum of (a) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (6) of the first paragraph under “— Restrictions on Secured Debt” above and any Secured Debt in relation to which the senior debt securities have been secured equally and ratably (or prior to)) and (b) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions satisfying the conditions set forth in clauses (1), (2) and (3) of the first sentence, or meeting the requirements set forth in the second sentence, under this caption “— Restrictions on Sale and Leaseback Transactions”) as of the date of determination would not exceed 20% of our Consolidated Net Tangible Assets as of such date.

Change in Control Trigger for Certain Senior Notes

Unlike our other senior notes, with respect to our 9.100% Senior Notes, our 4.75% Senior Notes, our 8.00% Senior Notes, our 7.000% Senior Notes, our 7.5% Senior Notes, and our 7.625% Senior Notes (each, a “CIC Senior Note”), unless we have exercised our option to redeem the CIC Senior Notes by notifying the holders to that effect as described in the CIC Senior Notes, if a Change of Control Triggering Event occurs as defined in the terms of such CIC Senior Notes, we will be required to make an offer (a “Change of Control Offer”) to each holder of such CIC Senior Notes to repurchase all or any part of that holder’s CIC Senior Notes on the terms set forth therein. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of the CIC Senior Notes repurchased, plus accrued and unpaid interest, if any, on the CIC Senior Notes repurchased up to, but not including, the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, notice will be given to holders of the CIC Senior Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the CIC Senior Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is given or, if the notice is given prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than in each case as may be required by law (a “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all CIC Senior Notes or portions of CIC Senior Notes properly tendered and not withdrawn pursuant to the terms of the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all CIC Senior Notes or portions of CIC Senior Notes properly tendered; and

•

deliver or cause to be delivered to the trustee the CIC Senior Notes properly tendered and accepted together with an officers’ certificate stating the aggregate principal amount of CIC Senior Notes or portions of CIC Senior Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and price and otherwise substantially in compliance with the requirements for an offer made by us and the third party promptly purchases all CIC Senior Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any CIC Senior Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

If we are required to offer to repurchase the CIC Senior Notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the CIC Senior Notes in cash at such time. In addition, our ability to repurchase any of the CIC Senior Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, including, but not limited to, the terms governing other CIC Senior Notes. In addition, if a fundamental change under the terms of our 1.375% Convertible Notes occurs prior to their stated maturity date, which may occur due to a transaction or other event that also constitutes a Change of Control Triggering Event, we may be required by the holders of such notes to purchase all or any part of such holders’ notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. The failure to make such repurchase of any of the CIC Senior Notes or the 1.375% Convertible Notes would result in a default under the applicable notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of any holder of CIC Senior Notes to require us to repurchase such holder’s CIC Senior Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person may be uncertain. In such case, the holders of the CIC Senior Notes may not be able to resolve this uncertainty without legal action.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the CIC Senior Notes as a result of a Change of Control Triggering Event. If the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the CIC Senior Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the CIC Senior Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the CIC Senior Notes, the following terms apply:

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person (as that term is used in Section 13(d)(3) of the Exchange Act), other than to us or one of our subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

our consolidation with, or our merger with or into, any person, or any person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or

(5)	the adoption by our Board of Directors of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clauses (1) or (2) above if we become a direct or indirect wholly-owned subsidiary of a holding company and (a) the direct or indirect holders of a majority of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of a majority of our Voting Stock immediately prior to that transaction or (b) the shares of our Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who (1) was a member of our Board of Directors on the date the CIC Senior Notes were issued, (2) was nominated for election to our Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to our Board of Directors with the approval of a majority of the Continuing Directors who were members of our Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director, without objection by such member to such nomination).

“Investment Grade Rating” means a rating equal to or higher than “Baa3” (or the equivalent) by Moody’s and “BBB-” (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating by any Substitute Rating Agency or Substitute Rating Agencies.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s or S&P ceases to rate the CIC Senior Notes or fails to make a rating of the CIC Senior Notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the CIC Senior Notes is lowered independently by each of the Rating Agencies and the CIC Senior Notes are rated below an Investment Grade Rating by each of the Rating Agencies, in each case on any day during the period (which period will be extended so long as either of the Rating Agencies has publicly announced that, as a result of the Change of Control, the rating of the CIC Senior Notes is under consideration for a possible downgrade) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or of our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the Board of Directors of that person.

Consolidation, Merger and Sale of Assets

In addition to the restrictions applicable to the CIC Senior Notes and the 1.375% Convertible Notes, as described above under “Description of Debt Securities — Change in Control Trigger Event for Certain Senior Notes,” each indenture provides that neither we nor any of the Guarantors will, in any transaction or series of related transactions, consolidate or merge with or into any other Person or sell, lease, assign, transfer or otherwise convey all or substantially all its properties and assets to any other Person unless:

•

either (1) we or such Guarantor, as the case may be, shall be the continuing Person (in the case of a merger) or (2) the successor Person (if other than us or such Guarantor, as the case may be) formed by or resulting from the consolidation or merger or to which such properties and assets shall have been sold, leased, assigned, transferred or otherwise conveyed (A) is, in the case of a merger, consolidation or other such transaction involving us, a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all our other obligations under such indenture and the debt securities outstanding thereunder, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of any debt securities outstanding under such indenture that are convertible or exchangeable into Common Stock or other securities and for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture, and (B) is, in the case of a merger, consolidation or other such transaction involving a Guarantor, a corporation or other entity organized and existing under the laws of the United States, any state thereof or the District of Columbia and (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) shall expressly assume, by a supplemental indenture, the due and punctual performance and observance of all the Guarantor’s obligations under such indenture (including its Guarantee), and which supplemental indenture shall provide for the affirmation by all the Guarantors of their Guarantees and other obligations under such indenture;

•

immediately after giving effect to such transaction or transactions, no Event of Default under such indenture, and no event that, after notice or lapse of time or both, would become an Event of Default under such indenture, shall have occurred and be continuing; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by such indenture.

Upon any consolidation by us or any Guarantor with, or any merger of us or any Guarantor into, any other Person or any sale, assignment, transfer, lease or conveyance of all or substantially all of the properties and assets of ours or any Guarantor to any Person in accordance with the provisions of any indenture described above, the successor Person formed by the consolidation or into which we are or such Guarantor, as the case may be, is merged or to which the sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, us or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, and may exercise every right and power of ours or (except in the case of a merger of such Guarantor into, or a sale, lease, assignment, transfer or other conveyance of all or substantially all such Guarantor’s properties and assets to, us) such Guarantor, as the case may be, under such indenture with the same effect as if such successor Person had been named as us or such Guarantor, as applicable, therein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under such indenture and, in the case of a transaction involving us, the debt securities issued under such indenture or, in the case of a transaction involving a Guarantor, its Guarantee of such debt securities.

Events of Default

An “Event of Default” with respect to the debt securities of any series issued under any indenture is defined as being:

(1)	default in payment of any interest on any of the debt securities of that series when due and continuance of such default for a period of 30 days;

(2)

default in payment of any principal of, or premium, if any, on any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or in shares of Common Stock or other securities or property);

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

(4)

default by us or any Guarantor in the performance of, or breach of, any other covenant or warranty in such indenture or in any debt security of that series (other than a covenant or warranty included in such indenture solely for the benefit of a series of debt securities other than that series) and continuance of that default or breach for a period of 60 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5)

a default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Non-Recourse Indebtedness) of ours or any of our Significant Subsidiaries, whether such Indebtedness existed on the date of such indenture or shall be created thereafter, if (a) such default results from the failure to pay any such Indebtedness when due (provided that no such failure to pay Indebtedness when due shall be deemed to have occurred so long as we or such Significant Subsidiary, as the case may be, shall be contesting whether such Indebtedness is due in good faith by appropriate proceedings) or as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the sum of (x) the principal amount of such Indebtedness plus (y) the aggregate principal amount of all other such Indebtedness in default for failure to pay any such Indebtedness when due or the maturity of which has been so accelerated, equals $20,000,000 or more, individually, or $40,000,000 or more, in the aggregate, without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to us by the trustee under such indenture or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(6)	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries;

(7)

the Guarantee of any Guarantor ceases to be in full force and effect (other than by reason of the release of such Guarantor in accordance with such indenture) or is declared by a court or governmental authority of competent jurisdiction to be null and void or unenforceable or the Guarantee of any Guarantor is found by a court or governmental authority of competent jurisdiction to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms of such indenture); or

(8)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to a series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Each indenture requires the trustee, within 90 days after the occurrence of a default with respect to the debt securities of any series outstanding under that indenture, to mail notice of such default, if known to the trustee, to all holders of debt securities of that series unless the default has been cured or waived. However, each indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal or any premium or interest) if the trustee in good faith determines it is in the interest of the holders to do so. As used in this paragraph, the term “default” means any event or condition that is, or with notice or lapse of time or both would be, an Event of Default.

If an Event of Default with respect to the debt securities of any series occurs and is continuing, either the applicable trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the debt securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, subject to the duty of the trustee thereunder during a default to act with the required standard of care, such trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of debt securities of any series issued under that indenture unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture with respect to the debt securities of that series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture under which such debt securities were issued or for any remedy thereunder unless:

(1)	such holder previously has given written notice to the trustee under such indenture of a continuing Event of Default with respect to debt securities of that series;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute such proceeding as trustee, and offered to the trustee reasonable indemnity against costs, expenses and liabilities incurred in compliance with such request;

(3)	in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to institute any such proceeding; and

(4)

during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indentures, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium or interest on such debt security on the respective dates such payments are due, and to receive any payments required to be made by any Guarantor pursuant to its Guarantee when due, and, in the case of any debt security that is convertible into or exchangeable for other securities or property, to convert or exchange such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment or any such right to convert or exchange, and such right shall not be impaired without the consent of such holder.

We are required to furnish to the trustee annually a statement as to any default in the performance of our obligations under the applicable indenture. Each of the Guarantors also is required to furnish to the trustee annually a statement as to any default in the performance of its obligations under the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

Each indenture provides that, upon our direction, such indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when:

(1)

either (A) all outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding debt securities of such series have become due and payable, will become due and payable at their stated maturity within one year or are to be called for redemption by us within one year and, in each case, we have deposited with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium or interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be;

(2)	we have paid all other sums payable under such indenture with respect to the debt securities of such series; and

(3)	certain other conditions specified in the indenture are met.

Subject to meeting the conditions described below, we may elect with respect to any series of debt securities either:

(1)

to defease and be discharged from any and all obligations with respect to the debt securities of such series (except for, among other things, the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold money for payment in trust) (“defeasance”); or

(2)

to be released from our obligations with respect to the debt securities of such series under certain restrictive covenants in the indenture (including, in the case of any series of senior debt securities, the covenants described above under “— Certain Covenants — Restrictions on Secured Debt” and “— Certain Covenants — Restrictions on Sale and Leaseback Transactions”), and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series (“covenant defeasance”);

in either case upon the irrevocable deposit with the applicable trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations that through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of public accountants, to pay the principal of and any premium and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. Upon any defeasance (but not covenant defeasance) of the debt securities of any series, the Guarantors will be released from their Guarantees of the debt securities of that series.

Such defeasance or covenant defeasance with respect to the debt securities of any series shall be effective if, among other things,

(1)

it shall not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or is bound;

(2)

in the case of defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the applicable indenture there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)

if the action is taken under the senior subordinated indenture or subordinated indenture, no event or condition exists that, pursuant to the subordination provisions in that indenture, prevents us, or with notice or lapse of time or both would prevent us, from making payments on the debt securities of that series on the date we make the deposit of cash or Government Obligations into trust or at any time during the period ending on and including the 91st day after the date of such deposit into trust;

(4)

in the case of covenant defeasance, we shall have delivered to the applicable trustee an opinion of independent counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(5)

if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, we shall have given the applicable trustee irrevocable instructions to redeem such debt securities on such date.

It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event that, with notice or lapse of time or both, would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of deposit of cash or Government Obligations into trust and, solely in the case of defeasance, no Event of Default described in clause (6) of the first paragraph under “— Events of Default” above shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit into trust.

If we effect covenant defeasance with respect to the debt securities of any series, then any failure by us to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default with respect to the debt securities of such series. However, if the debt securities of such series are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such debt securities at the time of any acceleration resulting from such Event of Default. However, we and the Guarantors would remain liable to make payment of such amounts due at the time of acceleration.

Modification, Waivers and Meetings

Each indenture contains provisions permitting us, the Guarantors and the applicable trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under such indenture that is affected by the modification or amendment, to modify, amend or eliminate any of the provisions of such indenture (including the Guarantees of the debt securities of such series) or of the debt securities of such series or the rights of the holders of the debt securities of such series under such indenture; provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, on, or any installment of interest, if any, on any debt securities;

•	reduce the principal amount of any debt securities or any premium on any debt securities;

•	reduce the rate of interest on any debt securities;

•	reduce the amount payable on any debt securities upon redemption thereof by us;

•	change any place where, or the currency in which, any debt securities are payable;

•	impair a holder’s right to institute suit to enforce the payment of any debt securities when due;

•

modify in any manner adverse to holders the obligations of the Guarantors in respect to the due and punctual payment of the principal of, or premium or interest, if any, on any debt securities or release any Guarantor from its obligations under its Guarantee otherwise than in accordance with the terms of such indenture; or

•

reduce the aforesaid percentage of debt securities of any series issued under such indenture the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of such indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities;

without in each such case obtaining the consent of each holder of each outstanding debt security issued under such indenture so affected.

In addition, we may not amend our senior subordinated indenture or our subordinated indenture to alter the subordination of any outstanding debt securities issued under that indenture or any Guarantees of any such debt securities without first obtaining the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected by the amendment.

Each indenture also contains provisions permitting us, the Guarantors and the applicable trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend such indenture in order to, among other things:

•	add to the Events of Default or the covenants made by us or the Guarantors for the benefit of the holders of all or any series of debt securities issued under such indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to cure any ambiguity or correct or supplement any provision therein that may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under such indenture that shall not adversely affect the interests of the holders of any series of debt securities issued thereunder;

•

to provide for the assumption of our or a Guarantor’s obligations in the case of a merger, consolidation or sale, lease, assignment, transfer or other conveyance of all or substantially all of our or its properties and assets in accordance with the provisions of the indenture;

•	to secure the debt securities;

•	to add Guarantors or to evidence the release of any Guarantor in accordance with the provisions of the indenture;

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•

to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

Each indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive compliance by us and the Guarantors with certain covenants and other provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities of such series; or in the case of any debt securities that are convertible into or exchangeable for Common Stock or other securities or property, a default in any such conversion or exchange; or in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent that must be given by the holder of each outstanding debt security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, other than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under an indenture or are present at a meeting of holders of debt securities for quorum purposes, any debt security of that series owned by us or any Guarantor or any other obligor on such debt securities or the Guarantees of such debt securities or any Affiliate of ours, any Guarantor or such other obligor shall be deemed not to be outstanding.

Applicable Law

The indentures, the Guarantees and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

U.S. Bank National Association is the trustee under the senior indenture. U.S. Bank National Association is one of a number of banks with which we and our subsidiaries maintain ordinary banking relationships. U.S. Bank National Association is trustee under the indenture relating to our outstanding senior subordinated notes. U.S. Bank National Association makes no representations or warranties regarding the securities or the adequacy or accuracy of this prospectus, except as provided herein under “Description of Debt Securities–Concerning the Trustee.”

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding debt securities of all series outstanding under the applicable indenture at the date of determination, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Bankruptcy Laws” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means our board of directors or any committee of that board duly authorized to act generally or in any particular respect for us under the applicable indenture.

“Capital Lease” means with respect to any Person at any date, any lease of property the liability under which, in accordance with generally accepted accounting principles, is required to be capitalized on such Person’s balance sheet or for which the amount of the liability thereunder is required to be disclosed in a note to such balance sheet.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of such Person, including, without limitation, common stock, preferred stock, limited liability company interests and partnership and joint venture interests; provided that, notwithstanding the foregoing, the term “Capital Stock,” as used in the proviso to the definition of “Common Stock,” of any Person means any and all shares, interests, participations or other equivalents (however designated) in or of the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Common Stock” of any Person means all Capital Stock of the Person that is generally entitled to (1) vote in the election of directors of the Person or (2) if the Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of the Person; provided that, notwithstanding the foregoing, the term “Common Stock,” as used in the proviso to the definition of “Subsidiary,” of any Person means all Capital Stock of such Person that is generally entitled to: (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a combined balance sheet of KB Home and its Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106 (now referred to as Accounting Standards Codification Topic 715, Compensation—Retirement Benefits );

(2) investments in Subsidiaries that are not Restricted Subsidiaries; and

(3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Debt” means, with respect to any Person at any date, without duplication, (1) all obligations of such Person for borrowed money, (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (4) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (5) all obligations of such Person as lessee under Capital Leases, (6) all Debt of others for the payment of which such Person is responsible or liable as obligor or guarantor and (7) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

“Domestic Significant Subsidiary” means, as of any date of determination, a Significant Subsidiary (1) that is organized under the laws of the United States or any state thereof or the District of Columbia and (2) the majority of the assets of which (as reflected on a balance sheet of such Subsidiary prepared in accordance with GAAP) is located in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Financial Services Subsidiary” means KB HOME Mortgage Company, an Illinois corporation, and any other Subsidiary, if any, engaged in mortgage banking (including mortgage origination, loan servicing, mortgage brokerage and title and escrow businesses), master servicing and related activities, including, without limitation, a Subsidiary which facilitates the financing of mortgage loans and mortgage-backed securities and the securitization of mortgage-backed bonds and other related activities.

“GAAP” and “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of debt securities issued under the applicable indenture, such accounting principles as are generally accepted in the United States as of the date or time of any computation required thereunder; provided that, notwithstanding the foregoing, the term “generally accepted accounting principles,” as used in the subordination provisions of the indentures and in the definition of “Capital Lease,” means generally accepted accounting principles as in effect and implemented by us from time to time.

“Guarantor” or “Guarantors” means, with respect to the debt securities issued under any indenture, (1) KB HOME Sacramento Inc., KB HOME South Bay Inc., KB HOME Coastal Inc., and KB HOME Greater Los Angeles Inc., each a California corporation; KB HOME Tampa LLC, KB HOME Fort Myers LLC, KB HOME Treasure Coast LLC, and KB HOME Florida LLC, each a Delaware limited liability company; KB HOME Las Vegas Inc. and KB HOME Reno Inc., each a Nevada corporation; KB HOME Lone Star Inc. and KBSA, Inc., each a Texas corporation; KB HOME Phoenix Inc. and KB HOME Tucson Inc., each an Arizona corporation; and KB HOME Colorado Inc., a Colorado corporation, and (2) any Person that becomes a guarantor of debt securities under such indenture pursuant to the provisions described above under “— Guarantees — Additional Guarantors,” or otherwise enters into a supplemental indenture pursuant to which such Person becomes a guarantor of debt securities under such indenture, but excluding in each case any Person whose Guarantee has been released pursuant to such indenture. If a successor Person replaces any of the Guarantors named in clause (1) of the preceding sentence in accordance with the provisions of the applicable indenture, the term “Guarantor” shall, for purposes of such indenture, thereafter include such successor instead of the Guarantor originally named in such clause (1).

“Indebtedness” means, without duplication, with respect to any Person,

(1)

any liability of such Person (A) for borrowed money, or (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (C) for the payment of money relating to a Capitalized Lease Obligation, or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(2)	any liability of others described in the preceding clause (1) that such Person has guaranteed or that is otherwise its legal liability;

(3)

all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

(4)	any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Non-Recourse Indebtedness” means Indebtedness secured by a Security Interest in or on property to the extent that the liability for such Indebtedness (and any premium, if any, and interest thereon) is limited to the security of such property without liability on our part or on the part of any of our Subsidiaries for any deficiency, including liability by reason of any agreement by us or any of our Subsidiaries to provide additional capital or maintain the financial condition of or otherwise support the credit of the Person incurring such Indebtedness, but provided that obligations or liabilities of ours or our Subsidiaries solely for indemnities, covenants or breaches of warranties, representations or covenants in respect of any Indebtedness will not prevent such Indebtedness from being classified as Non-Recourse Indebtedness.

“Person” means any individual, Corporation, joint venture, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. As used in the immediately preceding sentence, the term “Corporation” means corporations, partnerships, associations, limited liability companies and other companies, and business trusts. Notwithstanding the foregoing provisions of this paragraph, the term “Person,” as used in the subordination provisions of the indentures, in the definitions of “Capital Lease,” “Debt” and “Trade Payables” and in the proviso to the definitions of “Capital Stock,” “Common Stock” and “Subsidiary,” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Redeemable Capital Stock” means any Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is required or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the debt securities of any series outstanding under the applicable indenture, or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

“Restricted Subsidiary” means any Subsidiary which is not a Financial Services Subsidiary.

“Sale and Leaseback Transaction” means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to us or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of our Consolidated Net Tangible Assets as of the date of determination or (b) another property or group of properties (not including model homes) whose book value exceeds 5% of our Consolidated Net Tangible Assets as of the date of determination, in each case if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

“Secured Debt” means any Indebtedness which is secured by (i) a Security Interest in or on any of our property or any property of any Restricted Subsidiary or (ii) a Security Interest in or on shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in or on equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in or on our rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that “Secured Debt” shall not include Non-Recourse Indebtedness that is secured exclusively by “land under development,” “land held for future development,” or “improved lots and parcels,” as such categories of assets are determined in accordance with GAAP. The securing in the foregoing manner of any Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation S-X was in effect on June 1, 1996).

“Subject Notes” means, with respect to any series of debt securities issued under an indenture, debt securities of any other series issued under that indenture.

“Subsidiary” means any (1) corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries and (2) entity other than a corporation the majority of the Common Stock of which is owned, directly or indirectly, by us or one or more of our Subsidiaries; provided that, notwithstanding the foregoing, the term “Subsidiary,” as used in the subordination provisions of the indentures and in the definition of “Senior Indebtedness,” of any Person means (a) any corporation at least a majority of the aggregate voting power of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person, and (b) any entity other than a corporation at least a majority of the Common Stock of which is owned by such Person, directly or through one or more other Subsidiaries of such Person.

“Substitute Credit Facility” means any credit facility (as the same may be amended, supplemented or modified from time to time) of ours which is created subsequent to December 18, 2003, so long as we are a borrower under such Substitute Credit Facility.

“Trade Payables” means, with respect to any Person, accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 290,000,000 shares of common stock, with 85,548,203 shares of our common stock outstanding on May 31, 2017. Our grantor stock ownership trust held an additional 9,153,296 shares of our common stock on that date, and 21,844,825 shares of our common stock were held in treasury. We are also authorized to issue (i) 25,000,000 shares of special common stock, none of which is outstanding, and (ii) 10,000,000 shares of preferred stock, none of which is outstanding. However, we have reserved 2,900,000 shares of our Series A Participating Cumulative Preferred Stock, which we sometimes refer to as the “rights preferred stock,” for issuance under our stockholder rights plan as described below. At May 31, 2017, our common stock was held by 580 holders of record.

The following summarizes certain provisions of our restated certificate of incorporation and stockholder rights plan. These summaries are not complete and are subject to, and are qualified in their entirety by reference to, our restated certificate of incorporation and stockholder rights plan. We have filed copies of these documents with the SEC and have incorporated them by reference as exhibits to the registration statement of which this prospectus is a part. You should read these documents, which may be obtained as described above under “Where You Can Find More Information.”

Common Stock and Special Common Stock

Voting. Our common stock and special common stock generally have identical rights, except holders of common stock are entitled to one vote per share while holders of our special common stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders and except that holders of our special common stock have the conversion rights described below. Holders of common stock and special common stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of common stock and special common stock, voting together as a single class, subject to any voting rights of holders of any outstanding preferred stock. Any amendments to our restated certificate of incorporation generally must be approved by a majority of the combined voting power of all shares of common stock and special common stock, voting together as a single class. However, an amendment that adversely affects the rights of the common stock or special common stock must be approved by a majority of the votes entitled to be cast by holders of the affected class, voting as a separate class, in addition to the approval of a majority of the votes entitled to be cast by the holders of the common stock and special common stock voting together as a single class.

Preemptive Rights; Conversion. Our common stock and special common stock have no preemptive rights, and neither provides for redemption. Our common stock is not convertible into any other securities. If we make a tender or exchange offer for shares of our common stock or if another person makes a tender offer for our common stock, each share of special common stock will be convertible at the option of the holder into one share of common stock solely to enable those shares of common stock to be tendered pursuant to that offer. Each share of special common stock converted into common stock and not purchased pursuant to that offer will be automatically reconverted into one share of special common stock. All our outstanding shares of common stock are fully paid and nonassessable and shares of our special common stock, if issued, will be fully paid and nonassessable.

Dividends. Subject to any prior dividend rights of our outstanding preferred stock, if any, holders of our common stock and special common stock may receive dividends and distributions from funds legally available for dividends in the discretion of our board of directors. Holders of common stock and special common stock will share equally in all dividends and distributions on a per share basis. If we pay dividends or other distributions in capital stock other than preferred stock (including stock splits), only shares of common stock will be distributed with respect to common stock and only shares of special common stock will be distributed with respect to special common stock, in each case in an amount per share equal to the amount per share distributed with respect to the common stock or the special common stock, as the case may be. If we combine or reclassify our common stock or special common stock, the shares of each such class will be combined or reclassified so as to retain the proportionate interest of each class after giving effect to the combination or reclassification.

Distributions on Liquidation. The common stock and special common stock are entitled to share pro rata in any distribution upon our liquidation, dissolution or winding up, after payment or provision for our liabilities and after giving effect to any liquidation preference of any preferred stock.

Reorganization, Consolidation or Merger. If we reorganize, consolidate or merge, each holder of a share of common stock will receive the same kind and amount of property that a holder of a share of special common stock receives, and each holder of a share of special common stock will receive the same kind and amount of property receivable by a holder of common stock.

Preferred Stock

We are authorized to issue preferred stock in one or more series with the designations, rights, preferences and limitations determined by our board of directors, including the consideration to be received for the preferred stock, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.

If we issue preferred stock with voting rights, it could make it more difficult for a third party to acquire control of us and could adversely affect the rights of holders of common stock and special common stock. Preferred stockholders typically are entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation can be made to holders of common stock or special common stock. Also, any voting rights granted to our preferred stock may dilute the voting rights of our common stock and special common stock. Under some circumstances, control of us could shift from the holders of common stock to the holders of preferred stock with voting rights. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to our restated certificate of incorporation) may require approval by the separate vote of the holders of preferred stock in addition to any required vote of the common stock and special common stock.

Stockholder Rights Plan

On January 22, 2009, we adopted a Rights Agreement between us and Computershare Inc. (as successor to Mellon Investor Services LLC), as rights agent, dated as of that date (“2009 Rights Agreement”), and we declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock that was payable to stockholders of record as of the close of business on March 5, 2009. Subject to the terms, provisions and conditions of the 2009 Rights Agreement, if these rights become exercisable, each right would initially represent the right to purchase from us 1/100th of a share of our Series A Participating Cumulative Preferred Stock for a purchase price of $85.00 (“Purchase Price”). If issued, each fractional share of preferred stock would generally give a stockholder approximately the same dividend, voting and liquidation rights as does one share of our common stock. However, prior to exercise, a right does not give its holder any rights as a stockholder, including without limitation any dividend, voting or liquidation rights. The rights will not be exercisable until the earlier of (i) 10 calendar days after a public announcement by us that a person or group has become an Acquiring Person (as defined under the 2009 Rights Agreement) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would beneficially own 4.9% or more of our outstanding common stock.

Until these rights become exercisable (“Distribution Date”), common stock certificates and/or book-entry shares will evidence the rights and may contain a notation to that effect. Any transfer of shares of our common stock prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the rights may be transferred other than in connection with the transfer of the underlying shares of our common stock. If there is an Acquiring Person on the Distribution Date or a person or group becomes an Acquiring Person after the Distribution Date, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, will thereafter have the right to receive upon exercise of a right and payment of the Purchase Price, that number of shares of our common stock having a market value of two times the Purchase Price. After the later of the Distribution Date and the time we publicly announce that an Acquiring Person has become such, our board of directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio of one share of common stock per right, subject to adjustment.

At any time prior to the later of the Distribution Date and the time we publicly announce that an Acquiring Person becomes such, our board of directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (“Redemption Price”). The redemption will be effective immediately upon the board of directors’ action, unless the action provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events, in which case the redemption will be effective in accordance with the provisions of the action. Immediately upon the effectiveness of the redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the Redemption Price, with interest thereon. The rights issued pursuant to the 2009 Rights Agreement will expire on the earliest of (a) the close of business on March 5, 2019, (b) the time at which the rights are redeemed, (c) the time at which the rights are exchanged, (d) the time at which our board of directors determines that Article Ninth in our restated certificate of incorporation is no longer necessary, and (e) the close of business on the first day of a taxable year of ours to which our board of directors determines that no tax benefits may be carried forward. At our annual meeting of stockholders on April 2, 2009, our stockholders approved the 2009 Rights Agreement.

Article Ninth of Our Restated Certificate of Incorporation

Article Ninth of our restated certificate of incorporation contains provisions designed to restrict direct and indirect transfers of our common stock if such transfers will affect the percentage of stock owned by any stockholder or relevant group of stockholders who are deemed to own at least 5% or more of our common stock under Section 382 of the Internal Revenue Code, including transfers where the effect would be to increase the direct or indirect ownership of our common stock by any person or relevant group from less than 5% to 5% or more, and transfers where the effect would be to increase the percentage of our common stock owned directly or indirectly by a person or relevant group owning or deemed to own 5% or more of our common stock. Subject to certain conditions, Article Ninth also prohibits any person or relevant group deemed to own 5% or more of our common stock from disposing of any shares of our common stock without the express consent of our board of directors. Any direct or indirect transfer of our common stock attempted in violation of the provisions of Article Ninth is deemed void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the attempted transfer), and the purported transferee (or, in the case of an indirect transfer, the direct owner) would not be recognized as the owner of the subject shares for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares of our common stock, or, in the case of options, receiving the underlying common stock in respect of the exercise of such options. In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the subject common stock to our agent along with any dividends or other distributions paid with respect to such common stock. Our agent is required to sell such common stock in an arms’ length transaction (or series of transactions) that do not constitute a violation of Article Ninth. The net proceeds of any such sale, together with any other distributions with respect to the subject common stock received by our agent, after deduction of the agent’s costs, will be distributed first to the purported transferee in an amount, if any, up to the cost incurred by the purported transferee to acquire the subject common stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the subject common stock is sold by the purported transferee, such person will be treated as having sold such common stock on behalf of our agent and will be required to remit all proceeds to our agent, except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such common stock.

Additional Provisions of Our Restated Certificate of Incorporation

We have adopted certain defensive measures, including restricting stockholders’ ability to call special meetings of stockholders, implementing our stockholder rights plan and amending our restated certificate of incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to us. In addition, our restated certificate of incorporation prohibits stockholder action by written consent.

These defensive measures could require a potential acquiror of us to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of our stockholders than might otherwise be the case. These measures may also discourage a proxy contest or make it more difficult to complete a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that would give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, if a person or group acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) without prior board of directors approval, the interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation’s voting stock (excluding from the outstanding voting stock, shares held by persons who are directors and also officers and shares held pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by our board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section 203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by our board of directors.

Transfer Agent

As of the date of this prospectus, the transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

A supplemental prospectus relating to a particular issue of warrants to purchase debt securities, preferred stock, depositary shares or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	if applicable, the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•

if applicable, the number of shares of preferred stock, depositary shares or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock as specified in a supplemental prospectus. We may offer depositary shares rather than offering fractional shares of preferred stock of any series. Subject to the terms of the applicable deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and, if applicable, dividend disbursing agent for the depositary shares. We anticipate that we will enter into a separate deposit agreement for the depositary shares representing fractional interests in preferred stock of each series.

Holders of depositary receipts will be deemed to agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of selected terms of the depositary shares and the related depositary receipts and deposit agreement. The deposit agreement, the depositary receipts, our restated certificate of incorporation and the certificate of designation for the applicable series of preferred stock that have been, or will be, filed with the SEC will set forth all of the terms relating to each issue of depositary shares. To the extent that any particular terms of any depositary shares or the related depositary receipts or deposit agreement described in a supplemental prospectus differ from any of the terms described below, then the terms described below will be deemed to have been superseded by the applicable terms described in that supplemental prospectus. The following summary of selected provisions of the depositary shares and the related depositary receipts and deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable depositary receipts and deposit agreement, including terms defined in those documents.

Immediately following our issuance of shares of a series of preferred stock that will be offered as depositary shares, we will deposit the shares of preferred stock with the applicable depositary, which will then issue and deliver the depositary receipts. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the securities or property and distributing the net proceeds to the holders.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of underlying preferred stock, as set forth in the applicable supplemental prospectus.

Redemption

If the series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary from the redemption, in whole or in part, of such series of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the applicable series of preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the applicable series of preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or ratably as the depositary will decide.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any moneys or other property to which the holders of the depositary shares were entitled upon the redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the applicable office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After the withdrawal of shares of preferred stock as described in the preceding sentence, the holders of those shares of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for those shares of preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution relating to the underlying preferred stock in connection with our liquidation, dissolution or winding up, and that distribution has been made to all the holders of depositary shares

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying preferred stock and the initial issuance of the depositary shares and receipts, any redemption of the underlying preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to holders of the underlying preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the applicable office of the depositary — and at other places as it thinks is advisable — any reports and communications we deliver to the depositary as holder of the underlying preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States and must have a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred stock, depositary shares, debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable supplemental prospectus, which may secure the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing that holder’s obligations under the original purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or prefunded on some basis.

The applicable supplemental prospectus will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, prepaid securities. This description is not complete and the description in the applicable supplemental prospectus will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary agreements, relating to the stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in an applicable supplemental prospectus differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that supplemental prospectus. Selected United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts may also be discussed in the applicable supplemental prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of those methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a supplemental prospectus.

LEGAL MATTERS

Munger, Tolles & Olson LLP, our outside counsel, will issue to us an opinion about the validity of the offered securities.

EXPERTS

The consolidated financial statements of KB Home appearing in KB Home’s Annual Report (Form 10-K) for the year ended November 30, 2016, and the effectiveness of KB Home’s internal control over financial reporting as of November 30, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.